



                              ACQUISITION AGREEMENT
                                      AMONG

                         MCDERMOTT INTERNATIONAL, INC.,

                             MCDERMOTT INCORPORATED,

                        HUDSON ENGINEERING (CANADA) LTD.,

                         DELTA CATALYTIC (HOLLAND) B.V.,

                                       AND

                         JACOBS ENGINEERING GROUP INC.,

                               JACOBS CANADA INC.

                          DATED AS OF OCTOBER 29, 2001
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                                TABLE OF CONTENTS

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ARTICLE 1  DEFINITIONS................................................................................       4
         SECTION 1.1.          Definitions............................................................       4


ARTICLE 2  PURCHASE OF STOCK..........................................................................      11
         SECTION 2.1.          Purchase and Sale of Shares............................................      11
         SECTION 2.2.          Consideration..........................................................      11
         SECTION 2.3.          Closing................................................................      13


ARTICLE 3  REPRESENTATIONS AND WARRANTIES REGARDING THE DELTA COMPANIES...............................      13
         SECTION 3.1.          Title to Shares........................................................      13
         SECTION 3.2.          Corporate Existence and Power of the Sellers...........................      13
         SECTION 3.3.          Corporate Existence and Power..........................................      14
         SECTION 3.4.          Subsidiaries...........................................................      14
         SECTION 3.5.          Authorization..........................................................      15
         SECTION 3.6.          Corporate Records......................................................      15
         SECTION 3.7.          Governmental Authorization.............................................      15
         SECTION 3.8.          Non-Contravention......................................................      15
         SECTION 3.9.          Capitalization.........................................................      16
         SECTION 3.10.         Delta Companies' Reports and Financial Statements......................      16
         SECTION 3.11.         Accounts Receivable and Unbilled Work in Process.......................      17
         SECTION 3.12.         Absence of Undisclosed Liabilities.....................................      18
         SECTION 3.13.         Permits................................................................      18
         SECTION 3.14.         Absence of Certain Changes.............................................      18
         SECTION 3.15.         Litigation.............................................................      20
         SECTION 3.16.         Employee Benefit Plans.................................................      20
         SECTION 3.17.         Labor and Employment Matters...........................................      21
         SECTION 3.18.         Taxes..................................................................      22
         SECTION 3.19.         Compliance With Laws...................................................      23
         SECTION 3.20.         Finders' Fees..........................................................      23
         SECTION 3.21.         Environmental Compliance...............................................      23
         SECTION 3.22.         Insurance; Bonds.......................................................      24
         SECTION 3.23.         Takeover Statutes......................................................      25
         SECTION 3.24.         Material Contracts.....................................................      25
         SECTION 3.25.         Related Party Transactions.............................................      27
         SECTION 3.26.         Real Estate............................................................      28
         SECTION 3.27.         Government Contracting.................................................      29
         SECTION 3.28.         Foreign Corrupt Practices..............................................      30
         SECTION 3.29.         Relations with Suppliers and Customers.................................      30
         SECTION 3.30.         Intellectual Property..................................................      30
         SECTION 3.31.         Title to Assets........................................................      30
         SECTION 3.32.         Transfer of Stock......................................................      31
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        SECTION 3.33.         Assumption of Claims...................................................       31


ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................      31
         SECTION 4.1.          Organization and Existence.............................................      31
         SECTION 4.2.          Corporate Authorization................................................      31
         SECTION 4.3.          Governmental Authorization.............................................      32
         SECTION 4.4.          Non-Contravention......................................................      32
         SECTION 4.5.          Litigation.............................................................      32
         SECTION 4.6.          Finders' Fees..........................................................      32
         SECTION 4.7.          Limitation on Representations and Warranties...........................      32


ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF PARENT AND MCDERMOTT.....................................      32
         SECTION 5.1.          Organization and Existence.............................................      32
         SECTION 5.2.          Corporate Authorization................................................      33
         SECTION 5.3.          Governmental Authorization.............................................      33
         SECTION 5.4.          Non-Contravention......................................................      33
         SECTION 5.5.          Litigation.............................................................      33


ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF JACOBS...................................................      34
         SECTION 6.1.          Organization and Existence.............................................      34
         SECTION 6.2.          Corporate Authorization................................................      34
         SECTION 6.3.          Governmental Authorization.............................................      34
         SECTION 6.4.          Non-Contravention......................................................      34
         SECTION 6.5.          Litigation.............................................................      35


ARTICLE 7  COVENANTS OF PARENT, MCDERMOTT AND THE SELLERS.............................................      35
         SECTION 7.1.          Use of Names...........................................................      35
         SECTION 7.2.          Noncompetition.........................................................      35
         SECTION 7.3.          Resignation of Directors and Officers..................................      36
         SECTION 7.4.          Parent and McDermott Guaranty..........................................      36
         SECTION 7.5.          Intercompany Agreements................................................      36
         SECTION 7.6.          Directors and Officers Insurance.......................................      37


ARTICLE 8  COVENANTS OF THE BUYER AND JACOBS..........................................................      37
         SECTION 8.1.          Use of Names...........................................................      37
         SECTION 8.2.          Employees..............................................................      37
         SECTION 8.3.          Records Retention; Cooperation.........................................      38
         SECTION 8.4.          Agreements in Respect of the Seller Assumed Obligations................      38
         SECTION 8.5.          Removal of Guaranties..................................................      38
         SECTION 8.6.          Jacobs Guaranty........................................................      39


ARTICLE 9  MUTUAL COVENANTS...........................................................................      39
         SECTION 9.1.          Further Assurances.....................................................      39
         SECTION 9.2.          Publicity..............................................................      40
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         SECTION 9.3.          Section 338 Election...................................................      40


ARTICLE 10  CLOSING DELIVERIES........................................................................      40
         SECTION 10.1.         Closing Delivery Obligations of the Sellers............................      40
         SECTION 10.2.         Closing Delivery Obligations of the Buyer..............................      41
         SECTION 10.3.         Closing Delivery Obligations of Parent and McDermott...................      42
         SECTION 10.4.         Closing Delivery Obligations of Jacobs.................................      42


ARTICLE 11  INDEMNIFICATION...........................................................................      42
         SECTION 11.1.         Agreement to Indemnify.................................................      42
         SECTION 11.2.         Survival of Representations, Warranties and Covenants; Exclusive Remedy      45
         SECTION 11.3.         Notice and Procedure...................................................      46
         SECTION 11.4.         Treatment of Indemnity Payments........................................      48
         SECTION 11.5.         Subrogation............................................................      48


ARTICLE 12  MISCELLANEOUS.............................................................................      48
         SECTION 12.1.         Notices................................................................      48
         SECTION 12.2.         Amendments; No Waivers.................................................      50
         SECTION 12.3.         Expenses...............................................................      50
         SECTION 12.4.         Entire Agreement/No Third Party Beneficiaries..........................      50
         SECTION 12.5.         Further Assurances.....................................................      50
         SECTION 12.6.         Successors and Assigns.................................................      50
         SECTION 12.7.         Governing Law..........................................................      51
         SECTION 12.8.         Consent to Jurisdiction; Waiver of Jury Trial..........................      51
         SECTION 12.9.         Counterparts; Effectiveness............................................      51
         SECTION 12.10.        Severability...........................................................      51
         SECTION 12.11.        Headings...............................................................      52
         SECTION 21.12.        Construction...........................................................      52
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                  EXHIBIT LIST
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                  Exhibit A-1       Legal Opinion of Baker Botts LLP

                  Exhibit A-2       Legal Opinion of Durling & Durling

                  Exhibit A-3       Legal Opinion of Bennett Jones LLP

                  Exhibit A-4       Legal Opinion of Nauta Dutilh

                  Exhibit B         Software License Agreement

                  Exhibit C         Support Services Agreement

                  Exhibit D         Transition Services Agreement

                  Exhibit E-1       Legal Opinion of Gibson, Dunn & Crutcher LLP

                  Exhibit E-2       Legal Opinion of Keel Cottrelle
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                  SCHEDULE LIST
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                  Schedule 3.4      Subsidiaries

                  Schedule 3.8      Non-Contravention

                  Schedule 3.9      Capitalization

                  Schedule 3.10     Delta Companies' Reports and Financial Statements

                  Schedule 3.11     Accounts Receivable and Unbilled Work in Process

                  Schedule 3.12     Absence of Undisclosed Liabilities

                  Schedule 3.13     Permits

                  Schedule 3.14     Absence of Certain Changes

                  Schedule 3.15     Litigation

                  Schedule 3.16     Employee Benefit Plans

                  Schedule 3.17     Labor and Employment Matters

                  Schedule 3.18     Taxes

                  Schedule 3.19     Compliance with Laws

                  Schedule 3.21     Environmental Compliance

                  Schedule 3.22     Insurance; Bonds

                  Schedule 3.24     Material Contracts

                  Schedule 3.25     Related Party Transactions

                  Schedule 3.26     Real Estate

                  Schedule 3.27     Government Compliance

                  Schedule 3.30     Intellectual Property

                  Schedule 3.31     Title to Assets

                  Schedule 7.1      Use of Names

                  Schedule 7.3      Required Resignations


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
                  Schedule 8.1      Use of Names

                  Schedule 8.5      Removal of Guarantees

                  Schedule 10.2     Wire Transfer Instructions

                  Schedule 12.12    Knowledgeable Persons

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") is dated as of October 29, 2001, and is by and among McDermott International, Inc., a Panamanian corporation ("Parent"), McDermott Incorporated, a Delaware corporation and wholly owned subsidiary of Parent ("McDermott"), Hudson Engineering (Canada) Ltd., a Canadian company and an indirect wholly owned subsidiary of McDermott ("Hudson (Canada)"), Delta Catalytic (Holland) B.V., a Netherlands company and an indirect wholly owned subsidiary of Parent ("Delta (Holland)"), on one hand, and Jacobs Engineering Group Inc., a Delaware corporation ("Jacobs"), and Jacobs Canada Inc., a Canadian company and a wholly owned subsidiary of Jacobs (the "Buyer"), on the other hand.

                                    RECITALS

         WHEREAS, the Delta Companies (as defined below), directly and indirectly through their subsidiaries are engaged in the business of providing engineering, construction and property management and maintenance services to customers in various industries, including: oil and gas production, processing and refining; petrochemical and chemical; and power generation (such business, as currently conducted by the Delta Companies, being hereinafter referred to as the "Business"); and

         WHEREAS, Hudson (Canada) and Delta (Holland) desire to sell, and the Buyer desires to buy, all the issued and outstanding capital stock of McDermott Engineers (the "Shares"), as more fully described herein;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. As used in this Agreement, and unless the content requires a different meaning, the following terms have the meanings given:

                  "Accountant" has the meaning set forth in Section 2.2(c).

                  "Accountant's Report" has the meaning set forth in Section 2.2(c).

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of or other equity interests in that Person, by contract or otherwise).

                  "Agreement" has the meaning set forth in the Preamble.

                  "Annual Statements" has the meaning set forth in Section 3.10(a).

                  "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, provincial, state, territorial or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its properties or assets.

                  "Benefit Arrangement" means any material benefit arrangement of the Delta Companies or their Affiliates covering any current or former officer, director, employee, consultant or agent of the Delta Companies (in each case, in such person's capacity as such) that is not an Employee Benefit Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits, (iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each compensation policy and practice
(A) maintained by the Delta Companies or (B) maintained by any Affiliate of the Delta Companies and applicable to any full-time employee of any of the Delta Companies at the time of the Closing.

                  "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

                  "Business" has the meaning set forth in the Recitals.

                  "Business Day" means any day other than a day on which commercial banks are authorized or required to close in New York City.

                  "Buyer" has the meaning set forth in the Preamble.

                  "Buyer Dispute Notice" has the meaning set forth in Section 2.2(b).

                  "Buyer Indemnitees" means Jacobs, the Buyer and their Affiliates and their respective directors, officers, employees, agents and representatives.

                  "Buyer Review Period" has the meaning set forth in Section 2.2(b).

                  "Cap" has the meaning set forth in Section 11.1(f).

                  "Claim Notice" means any written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to Section 11.3 hereunder.

                  "Closing" has the meaning set forth in Section 2.3.

                  "Closing Date" has the meaning set forth in Section 2.3.

                  "Closing Date Balance Sheet" has the meaning set forth in
Section 2.2(b).

                  "Closing Date Cash Distributions" has the meaning set forth in
Section 2.2(b).

                  "Closing Date Net Equity" means, as determined from the Closing Date Balance Sheet, the amount by which (a) the pro forma consolidated total assets of the Delta Companies as of the close of business on the last Business Day prior to on the Closing Date (as reduced by the amount of the Closing Date Cash Distributions) are greater than (b) the pro forma consolidated total liabilities of the Delta Companies as of the close of business on the last Business Day prior to the Closing Date.

                  "Code" means the U.S. Internal Revenue Code.

                  "Computed Amount" means any of the following: (i) the Closing Date Net Equity; (ii) the Negative Adjustment; and (iii) the Positive Adjustment.

                  "Contracts" means all commitments, contracts, leases, licenses, agreements and understandings, written or oral, relating to the operation of the Business to which any of the Delta Companies is a party or by which any of the Delta Companies or any of their respective assets are bound.

                  "Debt" means (i) any indebtedness of any of the Delta Companies, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations, (ii) any balance deferred and unpaid of the purchase price of any property of any of the Delta Companies, except any such balance that constitutes an accrued expense or account payable, in each case referred to in this clause (ii) incurred in the ordinary course of business, (iii) all indebtedness of others secured by a Lien on any asset of any of the Delta Companies (whether or not such indebtedness has been assumed by any of the Delta Companies) and, (iv) to the extent not otherwise included by clauses (i) through (iii), any guaranty by any of the Delta Companies of any indebtedness of any other Person.

                  "Delta Companies" means McDermott Engineers and the Delta Subsidiaries.

                  "Delta Companies Pro Forma Balance Sheet" has the meaning set forth in Section 3.10(c).

                  "Delta (Holland)" has the meaning set forth in the Preamble.

                  "Delta Subsidiaries" has the meaning set forth in Section 3.4.

                  "Dollars" or "$" means U.S. Dollars.

                  "Environmental Law" means any federal, state, territorial, local, provincial, county or foreign law, statute, ordinance, rule, regulation or treaty and all judicial, administrative, and regulatory orders, judgments, decrees, permits and authorizations, relating to: (i) the protection, investigation, remediation or restoration of the environment or natural resources, (ii) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (iii) noise, odor or pollution, contamination or land use or (iv) the protection of the health and safety of employees or the public.

                  "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, or any similar foreign, state, territorial, county, provincial or local law, rule or regulation, that is sponsored or contributed to by the Delta Companies or any ERISA Affiliate thereof covering employees or former employees of the Delta Companies in their capacities as such.

                  "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, or any similar foreign, state, territorial, county, provincial or local law, rule or regulation, excluding any Multiemployer Plan.

                  "Equity Securities" has the meaning set forth in Section
3.9(b).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Entities" has the meaning set forth in Section 3.32.

                  "Excluded Losses" has the meaning set forth in Section
11.1(g).

                  "Facilities" has the meaning set forth in Section 3.26(a)(ii).

                  "Financial Statements" has the meaning set forth in Section 3.10(a).

                  "Floor" has the meaning set forth in Section 11.1(f).

                  "Foreign Antitrust Laws" means the antitrust laws of Canada (including the provinces thereof).

                  "Governmental Authority" means any foreign, domestic, federal, territorial, provincial, state, county or local governmental authority, quasi-governmental authority, instrumentality, court, government, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Government Contract" means (i) any Contract between any of the Delta Companies, as a prime contractor, and any Governmental Authority or
(ii) any Contract that is a subcontract under a contract between another prime contractor and any Governmental Authority.

                  "Group Policies" has the meaning set forth in Section 3.22(a).

                  "Hazardous Substance" means any substance, material, or waste that is: (i) listed, classified or regulated in any concentration pursuant to any Environmental Law; (ii) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea formaldehyde foam insulation; or (iii) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

                  "Hired Employee" has the meaning set forth in Section 8.2(a).

                  "Hudson (Canada)" has the meaning set forth in the Preamble.

                  "Indemnified Party" means any Person entitled to indemnification under Article 11.

                  "Indemnifying Party" means any Person obligated to indemnify another Person under Article 11.

                  "Indemnity Notice" means a written notification of a claim for indemnity under Section 11.1 other than a Third Party Claim, made by an Indemnified Party to an Indemnifying Party pursuant to Section 11.3(b).

                  "Intellectual Property Rights" has the meaning set for in
Section 3.30.

                  "Interim Statements" has the meaning set forth in Section 3.10(a).

                  "IRS" means the U.S. Internal Revenue Service.

                  "Jacobs" has the meaning set forth in the Preamble.

                  "knowledge of the Sellers" has the meaning set forth in
Section 12.12.

                  "Legal Proceeding" has the meaning set forth in Section 3.15.

                  "Leased Property" has the meaning set forth in Section 3.26(a)(ii).

                  "Leases" has the meaning set forth in Section 3.26 (a)(ii).

                  "Lien" means, with respect to any asset, any mortgage, title defect, lien, pledge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

                  "Losses" means any and all damages, claims, costs, losses, liabilities, expenses or obligations (including Taxes, interest, penalties, court costs, costs of preparation and investigation, and reasonable attorneys', accountants' and other professional advisors' fees and expenses).

                  "Material Adverse Effect" means (i) any adverse change in, or an adverse effect on, the assets, liabilities, business or operations of the Delta Companies taken as a whole in an amount in excess of $200,000 or (ii) any event or circumstance affecting any of the Sellers or the

Delta Companies that would prevent them from, or materially hinder or materially delay them in, consummating the transactions contemplated by this Agreement.

                  "McDermott" has the meaning set forth in the Preamble.

                  "McDermott Engineers" means McDermott Engineers & Constructors (Canada) Ltd., an Alberta corporation owned by Hudson (Canada) and Delta (Holland).

                  "McDermott Engineers Balance Sheet" has the meaning set forth in Section 3.10(a).

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 3(37) of ERISA, Section 414 of the Code or Section 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

                  "Negative Adjustment" means the amount, if any, by which (i) $11,289,000 exceeds (ii) the Closing Date Net Equity.

                  "Owned Property" has the meaning set forth in Section 3.26(a)(i).

                  "Parent" has the meaning set forth in the Preamble.

                  "Permits" has the meaning set forth in Section 3.13.

                  "Permitted Liens" means, with respect to the property or other assets of any Person: (i) Liens for Taxes if the same are not at the time due and delinquent; (ii) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (iii) Liens incurred in the ordinary course of that Person's business in connection with workers' compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (iv) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (v) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (vi) defects or irregularities in that Person's title to its real properties which do not materially (A) diminish the value of the surface estate or (B) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (vii) any interest or title of a lessor of assets, which that Person is leasing pursuant to any capital lease listed on Schedule 3.10 or any lease accounted for as an operating lease; and (viii) Liens securing purchase money Debt listed on Schedule 3.10, so long as those Liens do not attach to any property or other assets other than the properties or other assets purchased with the proceeds of that Debt.

                  "Person" means an individual, corporation, partnership, limited company, association, trust, estate or other entity or organization, including a Governmental Authority.

                  "Plan Affiliate" means, with respect to any specified Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

                  "Positive Adjustment" means the amount, if any, by which (i) the Closing Date Net Equity exceeds (ii) $11,289,000.

                  "Post-closing Statement" has the meaning set forth in Section 2.2(b).

                  "Pre-Closing Environmental Matters" means all liabilities arising from (i) the pre-closing release of Hazardous Substances either in, on, under or from the Owned Property or any current or former facility where any of the Delta Companies has conducted the Business, including, without limitation, the effects of such release of Hazardous Substances on resources, persons or property within or outside the boundaries of the Owned Property or any such current or former facility, (ii) the presence as of the Closing Date of Hazardous Substances in, on or under the Owned Property or any such current or former facility, (iii) the failure on or prior to the Closing Date of the facility or any former facility or any operations of the Business to be in compliance with any Environmental Laws in effect at the time of Closing, (iv) the disposal, treatment, recycling or other disposition of Hazardous Substances by the Business or arrangement thereof at any location other than the Owned Property or the current or former facilities on or prior to the Closing Date and
(v) any other pre-Closing act, omission or condition related to the Business, the Owned Property or any current or former facility prior to the Closing Date which gives rise to liability under any Environmental Laws in effect at the time of Closing.

                  "Purchase Price" has the meaning set forth in Section 2.2(a).

                  "Required Consents" has the meaning set forth in Section 3.7.

                  "Required Contractual Consent" means, with respect to any Scheduled Contract, any consent of any party thereto (other than the Delta Companies) that is required by the terms thereof or Applicable Law by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid any default thereunder, breach of the terms thereof or material alteration of the terms thereof.

                  "Required Governmental Approval" has the meaning set forth in
Section 3.7.

                  "Scheduled Contracts" has the meaning set forth in Section
3.24.

                  "Seller Assumed Obligations" has the meaning set forth in
Section 3.10(c).

                  "Seller Indemnitees" means Parent, McDermott and the Sellers and their Affiliates and their respective directors, officers, employees, agents and representatives.

                  "Sellers" means each of Hudson (Canada) and Delta (Holland).

                  "Shares" has the meaning set forth in the Recitals.

                  "Share Encumbrances" means any liens, charges, claims, options, pledges, rights of other parties, voting trusts, proxies, stockholder or similar agreements with respect to the Shares.

                  "Tax Return" means all returns, reports, statements, forms or other materials or information required to be filed with respect to Taxes with any Government Authority.

                  "Tax" or "Taxes" means all taxes, charges, fees, levies or other like assessments, including, without limitation, income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll and franchise taxes imposed by any Governmental Authority, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the Treasury Regulations or comparable provisions of provincial, state, territorial, county, local, foreign or other law; and shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such Taxes or any contest or dispute thereof.

                  "Third Party Claim" has the meaning set forth in Section 11.3(a).

                  "Transfer" has the meaning set forth in Section 3.32.

                  "Transferred Stock" has the meaning set forth in Section 3.32.

                  "Treasury Regulations" means the regulations of the U.S. Department of Treasury or any similar foreign, state, territorial, county, provincial, local or other law, rule or regulation.

                                    ARTICLE 2

                                PURCHASE OF STOCK

         SECTION 2.1. Purchase and Sale of Shares. On the terms and subject to the conditions set forth herein, at the Closing: (a) Hudson (Canada) and Delta (Holland) shall sell, transfer, convey, assign and deliver to the Buyer, free and clear of all Share Encumbrances, and the Buyer shall purchase, acquire and accept from Hudson (Canada) and Delta (Holland), the Shares. At the Closing, Hudson (Canada) and Delta (Holland) shall deliver to the Buyer certificates evidencing the Shares, duly endorsed for transfer and with all transfer stamps attached and such other instruments as may be reasonably requested by the Buyer to transfer full legal and beneficial ownership of the Shares to the Buyer, free and clear of all Share Encumbrances.

         SECTION 2.2.  Consideration.

                  (a) At the Closing, the Buyer shall pay to the Sellers for the Shares an amount in cash equal to Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000) (the "Purchase Price").

                  (b) As promptly as practicable, but no later than 60 days after the Closing Date, the Sellers will cause to be prepared and delivered to the Buyer (i) a pro forma consolidated balance sheet of the Delta Companies, as of the close of business on the last Business Day prior to the Closing Date (the "Closing Date Balance Sheet"), and (ii) a written statement (the "Post-closing Statement") setting forth each Computed Amount. The Closing Date Balance Sheet shall be prepared in a manner that is consistent with the Delta Companies Pro Forma Balance Sheet, except that the Closing Date Balance Sheet (i) will reflect the actual cash balances of the Delta Companies as of the last Business Day prior to the Closing, as adjusted to give effect to any dividends or other distributions paid by McDermott Engineers to the Sellers after the closing of business on that day but prior to the closing on the Closing Date (the "Closing Date Cash Distributions"), (ii) will not reflect any intercompany accounts transferred and assumed pursuant to Section 7.5 (and accordingly, will not reflect any such pro forma adjustment), and (iii) will not reflect reserves relating to the Seller Assumed Obligations (and accordingly, will not reflect any such pro forma adjustment). In connection with the Sellers' preparation of the Closing Date Balance Sheet, the Buyer and its Affiliates (including, after the Closing, McDermott Engineers and the Delta Subsidiaries) will (i) provide access, at reasonable times, to the Sellers and their representatives for inspection and/or copying (as so requested by them) of all accounting and other records that they may reasonably request and (ii) ensure that the accounting and any other necessary personnel of McDermott Engineers and the Delta Subsidiaries provide such assistance as the Sellers and their representatives may reasonably request. The Buyer shall have 30 days from the date on which the Closing Date Balance Sheet and the Post-closing Statement are delivered to the Buyer to review such documents (the "Buyer Review Period"). In connection with such review, the Buyer and its representatives shall be provided with full access to the work papers of the Sellers prepared in connection with the preparation of the Closing Date Balance Sheet. If the Buyer does not accept as correct any one or more of the Computed Amounts set forth in the Post-closing Statement, the Buyer may, on or prior to the last Business Day of the Buyer Review Period, deliver a notice in writing to the Sellers setting forth in reasonable detail each disputed item or amount and the basis for the Buyer's disagreement therewith (the "Buyer Dispute Notice"). If no Buyer Dispute Notice is received by the Sellers on or prior to the last Business Day of the Buyer Review Period, the Closing Date Balance Sheet and each of the Computed Amounts set forth in the Post-closing Statement shall be deemed accepted by the Buyer and shall be final and binding on the parties hereto.

                  (c) The parties hereto shall endeavor to resolve any dispute indicated in a Buyer Dispute Notice by negotiation between the Sellers and the Buyer within 15 days of the Sellers' receipt of the Buyer Dispute Notice. If such dispute cannot be amicably settled within such 15-day period, then the Sellers and the Buyer shall jointly retain Arthur Andersen LLP in Calgary, Canada (or such other accountant as the Sellers and the Buyer may mutually agree to) (the "Accountant") to resolve the differences of the Sellers and the Buyers with respect to the Computed Amounts, which differences shall be set forth in their respective proposals to be provided to the Accountant concurrently with the retention of the Accountant. The Accountant shall conduct such review of the Closing Date Balance Sheet and any supporting documentation as the Accountant in its sole discretion deems necessary. The Accountant shall, as promptly as possible and in no event later than 45 days following the date of its retention, deliver to the Sellers and the Buyer a report (the "Accountant's Report"), in which the Accountant shall set forth its determination of each of the Computed Amounts. In the Accountant's Report, the

Accountant may only choose between the alternative Computed Amounts proposed by the Sellers and the Buyer and may not substitute a Computed Amount other than one proposed by the Sellers or the Buyer. The Accountant's Report and the determinations of the Computed Amounts set forth therein shall be final and binding on the parties hereto. The Accountant's Report shall be deemed a final arbitration award that is enforceable pursuant to applicable law. The Sellers shall pay one-half and the Buyer shall pay one-half of the fees and expenses of the Accountant incurred in connection with the matters referred to in this
Section 2.2.

                  (d) If a Negative Adjustment is determined with finality under this Section 2.2, the Sellers will, no later than five Business days after that determination, pay that Negative Adjustment in cash to the Buyer, together with interest thereon at the rate of 8% per annum from (and including) the Closing Date to (and excluding) the date of payment, in accordance with their respective pro rata ownership interests in McDermott Engineers immediately prior to the Closing (as reflected in Schedule 3.9). If a Positive Adjustment is determined with finality under this Section 2.2, the Buyer will, no later than five Business Days after that determination, pay that Positive Adjustment in cash to the Sellers, together with interest thereon at the rate of 8% per annum from (and including) the Closing Date to (and excluding) the date of such payment, in accordance with their respective pro rata ownership interests in McDermott Engineers immediately prior to the Closing (as reflected in Schedule 3.9). Any Positive Adjustment or Negative Adjustment paid under this Section 2.2 shall be treated by the parties for all Tax purposes as an adjustment to the Purchase Price.

         SECTION 2.3. Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, on the date of this Agreement, or such other date to which Jacobs and the Sellers may agree in writing (the "Closing Date").

                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES REGARDING THE DELTA COMPANIES

         As inducement to Jacobs and the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Sellers, jointly and severally, represent and warrant to each of Jacobs and the Buyer that, as of the date hereof:

         SECTION 3.1. Title to Shares. Hudson (Canada) and Delta (Holland) own the Shares free and clear of all Share Encumbrances; and each of Hudson (Canada) and Delta (Holland) has the full and unrestricted right, power and authority to sell and transfer the Shares it owns to the Buyer. Upon delivery of certificates evidencing the Shares to the Buyer, duly endorsed for transfer, and payment by the Buyer to Hudson (Canada) and Delta (Holland) pursuant to the terms hereof, the Buyer will acquire good and marketable title to and complete ownership of the Shares, representing all the issued and outstanding capital stock of McDermott Engineers.

         SECTION 3.2. Corporate Existence and Power of the Sellers. Each of the Sellers is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority to enter into this Agreement and to consummate the transactions that this Agreement contemplates each of the

Sellers will consummate. Each of the Sellers is duly qualified to do business as a foreign corporation or other entity in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified is not, and would not reasonably be expected to become, material to the ability of either of the Sellers to consummate the transactions that this Agreement contemplates each of the Sellers will consummate. Hudson (Canada) is a resident of Canada, as such term is defined by Section 248 of the Income Tax Act (Canada). Neither of the Sellers has any operations or business other than the ownership of the Shares and neither of the Sellers has any debts, liabilities or obligations as of the date hereof, other than (i) any of the intercompany items referred to in Section
7.5 and (ii) such debts, liabilities and obligations as would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.3. Corporate Existence and Power. McDermott Engineers is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate power and all licenses, authorizations, consents and approvals required to own or lease its properties or carry on its business as now conducted, except where the failure to hold any such licenses, authorizations, consents or approvals would not, singly or in the aggregate, have a Material Adverse Effect. McDermott Engineers is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. The Sellers have heretofore delivered to Jacobs true and complete copies of the charter documents of McDermott Engineers as currently in effect. The transfer of the Shares provided for in this Agreement has been duly authorized by all necessary action on the part of McDermott Engineers.

         SECTION 3.4. Subsidiaries. Schedule 3.4 contains a true and complete list of each of the direct and indirect subsidiaries of McDermott Engineers as of the date hereof (collectively, the "Delta Subsidiaries"). Such list sets forth the jurisdiction of incorporation, the authorized capital stock, the number of shares duly issued and outstanding, the number of such shares owned by McDermott Engineers or another of the Delta Companies and the name of any third parties, including, but not limited to, any Person holding such shares as a nominee of, or in trust for, McDermott Engineers or one or more of the Delta Subsidiaries, who own any of such shares and the number of shares so owned. Except as otherwise indicated on Schedule 3.4, all shares of capital stock of the Delta Subsidiaries are validly issued, fully paid and nonassessable, and are owned by McDermott Engineers, directly or indirectly through other Delta Subsidiaries, free and clear of any Share Encumbrances. Except as set forth on
Schedule 3.4, McDermott Engineers (i) does not have any direct or indirect subsidiaries other than the Delta Subsidiaries, and (ii) other than in the ordinary course of business of the Delta Companies does not own any securities of or other equity interests in, any Person other than the Delta Subsidiaries. Each of the Delta Subsidiaries is a company duly organized, validly existing and, except as set forth on Schedule 3.4, in good standing under the laws of the jurisdiction of its formation, has the requisite power to own or lease its properties and carry on its business as now being conducted, and is duly qualified as a foreign corporation or other entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.5. Authorization. The execution, delivery and performance of this Agreement by each of the Sellers and the consummation by the Sellers of the transactions contemplated hereby are within the Sellers' respective corporate powers and have been duly authorized by all necessary action on their parts, including all necessary shareholder action on the part of their respective shareholders. This Agreement has been duly and validly executed and delivered by each of the Sellers and constitutes a legal, valid and binding agreement of each of the Sellers enforceable against each of them in accordance with its terms, except (a) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (c) as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.6. Corporate Records. The minute books, transfer books and stock ledgers of each of the Delta Companies are complete and accurate in all material respects and contain accurate and complete records of all actions previously taken by the board of directors and committees of the board of directors and the shareholders of the Delta Companies, except where the failure of those records to be accurate and complete would not, singly or in the aggregate, have a Material Adverse Effect. Since January 1, 1996, the Delta Companies have maintained their respective books, records and accounts in accordance with sound business practices.

         SECTION 3.7. Governmental Authorization. The execution, delivery and performance of this Agreement by each of the Sellers do not require any of the Sellers to obtain any action by, or consent or approval of, or make any filing with, any Governmental Authority other than the actions, consents, approvals or filings required under the Foreign Antitrust Laws (each, a "Required Governmental Approval" and collectively with the Required Contractual Consents, the "Required Consents"). To the knowledge of the Sellers, there are no facts relating to the identity or circumstances of the Sellers that would prevent or materially delay obtaining any of the Required Consents.

         SECTION 3.8. Non-Contravention. Except as set forth on Schedule 3.8, the execution, delivery and performance of this Agreement by each of the Sellers do not and will not (a) contravene or conflict with the respective charter documents of the Sellers or the Delta Companies; (b) assuming receipt of the Required Consents, violate or conflict with any provision of any Applicable Law binding upon or applicable to the Sellers, the Business or the Shares, except for any such violations or conflicts as would not, singly or in the aggregate, have a Material Adverse Effect; (c) result in the creation or imposition of any Lien (other than Permitted Liens) or any Tax on any of the assets of any of the Delta Companies; or (d) result in a violation or breach of, or constitute a default under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of any of the Delta Companies or to a loss of any benefit to which any of the Delta Companies is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract or other instrument binding upon any of the Delta Companies or to which any of the Delta Companies is a party or by which any of them is affected or any license, franchise, permit or other similar authorization held by any of the Delta Companies or to which any of the Delta Companies is a party or by which any of them is affected, except for any such violations, breaches, rights or losses as would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.9.  Capitalization.

                  (a) The authorized capital stock of each of the Delta Companies and the number of such shares that are issued and outstanding are set forth on Schedule 3.9.

                  (b) All issued and outstanding shares of capital stock of each of the Delta Companies have been duly authorized and validly issued and are validly outstanding, fully paid and nonassessable and were not issued in violation of any preemptive rights of third parties. Except as set forth in
Schedule 3.9, none of the Delta Companies holds any of its issued and outstanding shares of capital stock in their respective treasuries and there are not outstanding (i) any options, warrants, rights of first refusal or other rights to purchase from the Sellers, or any of the Delta Companies, any capital stock of any of the Delta Companies, (ii) any securities convertible into or exchangeable for shares of such stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of the Delta Companies (such shares, options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "Equity Securities"). Except as set forth in Schedule 3.9, (i) there is no contract, right or option outstanding to require any of the Delta Companies to redeem, purchase or otherwise reacquire any Equity Securities of any of the Delta Companies and (ii) there are no preemptive rights with respect to any Equity Securities of any of the Delta Companies.

                  (c) Except as set forth in Schedule 3.9, there are no shareholders agreements, investors' rights agreements, voting trusts or other agreements or understandings to which any of the Sellers, or any of the Delta Companies is a party or by which any of them is bound relating to the voting of, or placing any restrictions on, any shares of the capital stock of any of the Delta Companies.

         SECTION 3.10.  Delta Companies' Reports and Financial Statements.

                  (a) Schedule 3.10 contains true and complete copies of the consolidated balance sheets and related consolidated income statements of McDermott Engineers and its subsidiaries (including, for purposes of this Section 3.10(a) and Section 3.10(b), the Delta Subsidiaries and the Excluded Entities) as of and for the nine (9) month period ended December 31, 1999 and as of and for the year ended December 31, 2000 (the "Annual Statements"), and the consolidated balance sheet and related consolidated income statement of McDermott Engineers and its subsidiaries as of and for the six (6) month period ended June 30, 2001 (the "Interim Statements" and, together with the Annual Statements, the "Financial Statements"). Such June 30, 2001 balance sheet is referred to herein as the "McDermott Engineers Balance Sheet."

                  (b) Each of the Financial Statements has been prepared based on the books and records of McDermott Engineers and its subsidiaries in accordance with accounting principles generally accepted in the United States (subject, in the case of the Interim Statements, to closing adjustments and, in the case of all the Financial Statements, to the absence of footnotes), consistently applied (except as stated therein or in the footnotes thereto), and present fairly in all material respects the financial condition and results of operations of McDermott Engineers and its subsidiaries as of the dates or for the periods indicated therein. The Annual Statements were the financial statements of McDermott Engineers and its subsidiaries that were used, without material change (other than intercompany eliminations), in the preparation of the consolidated audited financial statements of Parent as of and for the nine (9) month period ended December 31, 1999 and as of and for the year ended December 31, 2000, as filed by Parent with the U.S. Securities and Exchange Commission.

                  (c) Schedule 3.10 contains a true and correct copy of the pro forma consolidated balance sheet of the Delta Companies at June 30, 2001 which has been prepared on the same basis as the McDermott Engineers Balance Sheet except that it has been adjusted to remove (i) intercompany balances between the Delta Companies and the Sellers or their Affiliates (other than the Delta Companies), (ii) cash balances in excess of the amounts required to be maintained pursuant to client contracts or required for payment of outstanding checks and drafts, (iii) the Transferred Stock and (iv) certain specified liabilities of the Delta Companies set forth on Schedule 3.10 (the "Seller Assumed Obligations"). Such June 30, 2001 pro forma balance sheet is referred to herein as the "Delta Companies Pro Forma Balance Sheet."

                  (d) Except as disclosed in Schedule 3.10, since December 31, 2000, each of the Delta Companies has (i) discharged its accounts payable and other current liabilities and obligations relating to its business and operations consistent with its past practices, but in any event in all cases before becoming past due, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) purchased and maintained inventory in an amount and of a type and character consistent with its past practices and the reasonable requirements of its business and operations and intended to facilitate the sound operation of its business with regard to its current requirements and expectations.

                  (e) Except as set forth in Schedule 3.10, the Delta Companies have no outstanding Debt.

                  (f) As a result of the Closing Date Cash Distributions and the transfers to the Sellers disclosed in Schedule 3.14, the Sellers do not expect the Positive Adjustment, if any, to exceed $2,500,000. This representation is based on a good faith determination of the Sellers as of the date hereof and shall not be deemed to impose any limit on the Positive Adjustment, if any.

         SECTION 3.11. Accounts Receivable and Unbilled Work in Process. All accounts receivable and unbilled work in process of the Delta Companies that are reflected in their respective books and records as of the Closing Date represent (or, in the case of unbilled work in process, when billed will represent) valid and enforceable claims arising from bona fide transactions in the ordinary course of business. Except as set forth in Schedule 3.11, to the knowledge of the Sellers, (i) such accounts receivable and unbilled work in process are not subject to any defenses, claims or rights of setoff and (ii) such accounts receivable are, and when billed the unbilled work in process will be, fully collectible in all material respects (net of all allowances for bad debts and project reserves that are reflected in the books and records of any of the Delta Companies as of the Closing Date) in the ordinary course of business without material out-of-pocket costs in collection efforts therefor. Except as set forth in Schedule 3.11, as of October 22, 2001,
(i) no account debtor in respect of any such account receivable is currently delinquent in its payment by more than sixty (60) days from the due date of the original invoice, (ii) no account debtor in respect of any such account receivable has refused in writing to pay its existing obligations for any reason, (iii) no account debtor in respect of any such account receivable is, to the knowledge of the Sellers, insolvent or bankrupt and (iv) no such account receivable is pledged to any third party.

         SECTION 3.12. Absence of Undisclosed Liabilities. Except for (i) the liabilities and obligations referred to in Schedule 3.12 and (ii) the liabilities and obligations which are accrued or reserved against in the Delta Companies Pro Forma Balance Sheet (or reflected in the notes thereto) or which were incurred after the date of the Delta Companies Pro Forma Balance Sheet in the ordinary course of business and consistent with past practices, the Delta Companies do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) which would singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.13. Permits. Schedule 3.13 sets forth all material approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities necessary for the operation of the Business as currently operated (other than permits under Environmental Laws and Intellectual Property Rights, which are the subjects of Sections 3.21 and 3.30, respectively) (the "Permits"). Except as set forth in
Schedule 3.13, each Permit is valid and in full force and effect and none of the Permits will be terminated or become terminable or impaired as a direct result of the consummation of the transactions contemplated hereby, except where the failure to be valid and in full force and effect or where such termination or impairment would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.14. Absence of Certain Changes. Except as described in
Schedule 3.14, since June 30, 2001, the Delta Companies have conducted their respective businesses in the ordinary and usual course and, except as specifically contemplated by this Agreement, there has not been:

                  (a) any event, occurrence, state of circumstances or facts or change in the Delta Companies, other than events, occurrences, circumstances, facts or changes occurring in the ordinary course of business and such matters as have generally affected the engineering and construction services industry or changes in general economic conditions, that has had or that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect;

                  (b) any incurrence, assumption or guarantee by the Delta Companies of any outstanding amount of indebtedness (other than intercompany debt that will be retired or otherwise discharged pursuant to Section 7.5) for borrowed money or, except in the ordinary course of business, any other liabilities of any nature, whether or not accrued, contingent or otherwise;

                  (c) any (i) payments by the Delta Companies in respect of Debt of the Delta Companies or in satisfaction of any Liabilities of the Delta Companies, other than for any such payment in the ordinary course of business or pursuant to Section 7.5, or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any assets reflected on the Delta Companies Pro Forma Balance Sheet, other than Permitted Liens;

                  (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any of the Delta Companies, or any repurchase, redemption or other acquisition by any of the Delta Companies of any outstanding shares of capital stock or other ownership interests in, any of them;

                  (e) any material damage to or loss of any asset or property material to the operation of the Business, whether or not covered by insurance;

                  (f) any material transaction or commitment made, or any contract or agreement entered into, by the Delta Companies relating to their respective assets or businesses (including the acquisition or disposition of any asset material to the operation of the Business) or any loss or relinquishment by the Delta Companies of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their past practices;

                  (g) any material change by the Delta Companies in their accounting principles, methods or practices or in the manner they keep their books and records or any material change by the Delta Companies of their current practices with regards to sales, receivables, payables or accrued expenses, except as required by accounting principles generally accepted in the United States;

                  (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by any of the Delta Companies to their respective directors, officers, employees or consultants, except increases effected in the ordinary course of business;

                  (i) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or contract, payment or arrangement of the Delta Companies or their Affiliates made to, for or with any director, officer, employee or consultant of the Delta Companies (in each case, in such person's capacity as such), except increases effected in the ordinary course of business;

                  (j) any loan by any of the Delta Companies to, or guarantee or assumption by any of the Delta Companies of any loan or obligation on behalf of, any director, officer, stockholder or employee of any of the Delta Companies, except for such loans or obligations as should be discharged in accordance with the provisions of Section 7.5;

                  (k) to the knowledge of the Sellers, any change in relations between the Delta Companies and their respective employees which has had, or would reasonably be expected to have singly, or in the aggregate, a Material Adverse Effect;

                  (l) any notification by any significant customer of the Business setting forth any intention to change its current business relationship with the Delta Companies in a manner that would reasonably be expected to have singly, or in the aggregate, a Material Adverse Effect; or

                  (m) any commitment or agreement by or on behalf of the Sellers to do any of the things described in this Section 3.14.

         SECTION 3.15. Litigation. Except as set forth in Schedule 3.15, there is no action, suit, claim, investigation or proceeding (each a "Legal Proceeding") pending or, to the knowledge of the Sellers, threatened against or affecting any of the Delta Companies or any of their respective assets before any court or arbitrator or any Governmental Authority which, singly or in the aggregate, would have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. To the knowledge of the Sellers, no event has occurred and no circumstances or set of facts exist which would constitute a valid basis for the assertion by any Third Party of any claim or Legal Proceeding, other than those listed in Schedule 3.15, which, singly or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 3.15, there is no outstanding or, to the knowledge of the Sellers, threatened judgment (other than any judgment that has been satisfied), injunction, order, consent or decree of any Governmental Authority that is effective against the Delta Companies or any of their respective assets. Schedule 3.15 sets forth a description of the damages or other relief sought in all Legal Proceedings described therein.

         SECTION 3.16.  Employee Benefit Plans.

                  (a) Schedule 3.16 sets forth a list of all Contracts providing for employment, consulting, severance pay, continuation pay, termination pay, director, officer or employee indemnification, nondisclosure, noncompetition or other similar agreements of any nature whatsoever, and a written summary of any oral Contracts (other than employment at-will arrangements) covering such matters (collectively, the "Employment Agreements") between any of the Delta Companies, on the one hand, and any current or former stockholder, officer, director or employee of the Delta Companies, on the other hand, that are currently in effect. Except as set forth in Schedule 3.16, there are no Employment Agreements or other similar agreements to which any of the Delta Companies is a party under which the transactions contemplated by this Agreement
(i) will require any payment by any of the Delta Companies or the Buyer or any consent or waiver from any Person who is a party thereto or (ii) will result in any change in the nature of any rights of any Person under any such Employment Agreement (except as contemplated by this Agreement). To the knowledge of the Sellers, there are no noncompetition or nondisclosure agreements or similar agreements between any employee, officer or director of any of the Delta Companies, on the one hand, and any third party, on the other hand, or by which any such employee, officer or director is bound that has been breached, or may reasonably be expected to be breached, by the activities of such employee, officer or director on behalf of the Delta Companies.

                  (b) Schedule 3.16 sets forth all Benefit Plans of the Delta Companies. With respect to each such Benefit Plan, the Sellers have made available to the Buyer or Jacobs true and correct copies of (i) all governing instruments and related agreements, including a written description of any Benefit Plan not set forth in writing, (ii) any reports required to be filed since January 1, 1998 with any Governmental Authority and any accountant's opinions, if applicable, for each Benefit Plan, (iii) any qualifications, determination or similar letters or authorizations obtained from any Governmental Authority with respect to each Benefit Plan and (iv) if applicable, the most recently prepared financial statements of each Benefit Plan.

                  (c) Except as set forth in Schedule 3.16, none of the Delta Companies sponsors or, within the last five (5) years, has sponsored, maintained, contributed to or incurred an obligation to contribute to, any employee pension plan. Except as set forth on Schedule 3.16, none of the Delta Companies sponsors or has ever sponsored, maintained, contributed to or incurred an obligation to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (d) Except as set forth in Schedule 3.16, no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                  (e) Each Benefit Plan has been maintained, in all material respects, in accordance with its terms and in operation, in accordance with Applicable Law, and there has been no violation of any reporting or disclosure requirement imposed by Applicable Law that would result singly, or in the aggregate, in a Material Adverse Effect.

                  (f) The Delta Companies have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Benefit Plan and Applicable Law, except where the failure to make such payments would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.17. Labor and Employment Matters.

                  (a) Except as set forth in Schedule 3.17, no collective bargaining agreement or similar labor agreement exists that is binding on any of the Delta Companies and, except as set forth in Schedule 3.17, since January 1, 1998, no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board or similar authority under Applicable Law seeking recognition of a bargaining representative. Schedule 3.17 sets forth any organizational effort that, to the knowledge of the Sellers, is currently being made or threatened or has been made since January 1, 1998 by or on behalf of any labor union to organize any employees of the Delta Companies.

                  (b) Except as set forth in Schedule 3.17, (i) there is no labor strike or organized work slowdown or stoppage pending or, to the knowledge of the Sellers, threatened, against or directly affecting the Delta Companies,
(ii) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar labor agreement is pending, and, to the knowledge of the Sellers, no claims therefore exist, and (iii) none of the Delta Companies has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or discrimination complaint or charge or action with respect to claims of, or obligations to, any employee or group of employees of the Delta Companies, except for such disputes, controversies, grievances, proceedings, claims, complaints, charges or actions as would not, singly or in the aggregate, have a Material Adverse Effect.

                  (c) Each of the Delta Companies has complied with all Applicable Laws, rules and regulations relating to the employment of labor and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect.

                  (d) Schedule 3.17 sets forth a list of the names of all employees of the Delta Companies currently employed who receive One Hundred Thousand Dollars ($100,000) or more per year in base salary compensation and indicates the current salary or wage rate of each such employee. All of the salaries, wages and benefits of all employees of the Delta Companies have been paid by the Delta Companies when due and payable for all periods since January 1, 1998 through the date hereof.

         SECTION 3.18. Taxes. Except as disclosed on Schedule 3.18:

                  (a) The Delta Companies have timely filed all Tax Returns required to have been filed by them, and all such Tax Returns are true, correct and complete in all material respects; each affiliated group with which any of the Delta Companies files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Delta Companies was a member of the group and all such consolidated or combined Tax Returns were correct and complete in all material respects; and none of such Tax Returns contains a disclosure statement under
Section 6662 of the Code (or any predecessor statute) or any similar provision of state, provincial, local or foreign law.

                  (b) With respect to any open tax years, all Taxes due and payable by any of the Delta Companies prior to the date hereof (whether or not shown on any Tax Return) have been paid in full or either (i) have been reflected as a reserve on the Delta Companies Pro Forma Balance Sheet or (ii) have accrued subsequent to the date of the Delta Companies Pro Forma Balance Sheet with respect to operations subsequent to such date.

                  (c) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Delta Companies Pro Forma Balance Sheet were adequate to cover all unpaid Taxes accruing or payable by the Delta Companies in respect of taxable periods that ended on or before the date of the Delta Companies Pro Forma Balance Sheet.

                  (d) There are no audits or administrative proceedings, court proceedings or claims pending against any of the Delta Companies with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or, to the knowledge of the Sellers, proposed with respect to any Tax Return of or with respect to any of the Delta Companies which has not been paid or otherwise resolved prior to the date hereof, and there are no liens for Taxes upon the assets or properties of any of the Delta Companies, except for liens for Taxes that are not yet due and delinquent.

                  (e) Since January 1, 1996, no written claim has been made by an authority in a jurisdiction where any one of the Delta Companies currently does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (f) The Delta Companies have withheld and paid over all material amounts of Taxes required by Applicable Law to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (g) None of the Delta Companies is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of any other applicable Tax law or regulation) by reason of a change in accounting method nor do the Sellers have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method.

                  (h) None of the Delta Companies has been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. None of the Delta Companies has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of provincial, territorial, county, state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (i) None of the Delta Subsidiaries is a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement, other than among the Delta Companies.

                  (j) As of the Closing Date, there will be no excess loss accounts, deferred intercompany gains or losses, or other like items pertaining to the Delta Companies.

         SECTION 3.19. Compliance With Laws. Except as set forth in Schedule 3.19, since January 1, 1996, none of the Delta Companies has violated or infringed, and none of them is currently in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority, except for such violations and infringements as would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.20. Finders' Fees. Except for Johnson Rice & Company L.L.C., the fees and expenses of whom will be paid by the Sellers or one of their Affiliates (other than the Delta Companies), there is no investment banker, broker, finder or similar intermediary which has been retained by or is authorized to act on behalf of the Sellers who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.21. Environmental Compliance.

                  (a) Except as disclosed in Schedule 3.21, each of the Delta Companies has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities that are required under any Environmental Law that is applicable to it or its operations, except where the failure to obtain such approvals, authorizations, certificates, consents, licenses, orders or permits would not, singly or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.21, (i) each of the Delta Companies is in compliance with the terms and conditions of all Permits required under all Environmental Laws applicable to it or its operations, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) each of the Delta Companies is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws applicable to it or its operations, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.

                  (c) Except as set forth in Schedule 3.21, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting any of the Delta Companies, the Business, or any facilities or real property ever owned, operated or leased by any of the Delta Companies that (i) violate any applicable Environmental Law, except for any such violations as would not, singly or in the aggregate, have a Material Adverse Effect, or (ii) may give rise to any Pre-Closing Environmental Matters or other liability that would have singly, or in the aggregate, a Material Adverse Effect, or (iii) may otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (A) under any applicable Environmental Law or applicable common law relating to the protection of human health or safety or the environment, (B) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance or (C) resulting from exposure to workplace hazards that, in any such case described in clause (A), (B) or (C) would have singly, or in the aggregate, a Material Adverse Effect.

                  (d) The Sellers have made available to the Buyer or Jacobs all environmental studies and reports prepared on behalf of the Parent, McDermott, the Sellers or any of the Delta Companies since January 1, 1996 that relate to
(i) any facilities or real property ever owned, operated or leased by any of the Delta Companies, (ii) any Pre-Closing Environmental Matters or (iii) any other material liability of any of the Delta Companies under any Environmental Law.

                  (e) Except as set forth in Schedule 3.21, no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde foam insulation are or have ever been located on property currently or formerly owned, operated or leased by the Delta Companies, except for any such occurrences as would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.22. Insurance; Bonds.

                  (a) Schedule 3.22 contains a complete list accurately describing (i) all insurance policies, currently covering the Delta Companies or concerning their respective businesses and properties, including all casualty, errors and omissions, marine, pollution, property, equipment insurance and officers' and directors' liability insurance policies that cover the Delta Companies or any of their respective officers or directors, but excluding excess liability and officers' and directors' liability insurance policies maintained on a group basis through Parent or McDermott (the "Group Policies"), and (ii) all material outstanding bonds, letters of credit and other surety arrangements issued or entered into in connection with the businesses, assets and liabilities of the Delta Companies. Except as disclosed in Schedule 3.22, all such insurance coverage is in full force and effect, provides coverage as is required to be obtained by any of the Delta Companies under any material Contract to which any of the Delta Companies is a party and has been issued by insurers of recognized responsibility. There are no pending material claims or incidents against such insurance by the Delta Companies as to which the applicable insurers have denied coverage. Since January 1, 1998, none of the Delta Companies has been refused any insurance coverage by any insurer from which any of the Delta Companies has sought coverage.

                  (b) All material claims that have been made by any of the Delta Companies under any of the policies set forth in Schedule 3.22 or any of the Group Policies, have been properly filed with the applicable insurers and the applicable insurers have been notified by the Delta Companies of all incidents known to the Sellers that may be covered by one or more of such policies and that reasonably could have a Material Adverse Effect.

         SECTION 3.23. Takeover Statutes. No "fair price," "moratorium" or "control share acquisition" or other similar antitakeover statute or regulation of any Governmental Authority, whether foreign or domestic (each a "Takeover Statute") is applicable to this Agreement or the transactions contemplated by this Agreement, except in all cases where an exemption under such statute or regulation is applicable, and no anti-takeover provision in the charter documents of any of the Delta Companies is applicable to this Agreement or the transactions contemplated by this Agreement.

         SECTION 3.24. Material Contracts.

                  (a) Schedule 3.24 sets forth a complete list of the following Contracts of the Delta Companies (the Contracts on that Schedule that are referred to therein as Scheduled Contracts are, collectively, with the Employment Agreements, referred to herein as the "Scheduled Contracts"):

                           (i) each agreement or arrangement of the Delta Companies that (A) requires or permits the other party thereto to require the payment or incurrence of liabilities by the Delta Companies subsequent to the date of this Agreement of more than One Hundred Thousand Dollars ($100,000) and (B) cannot be terminated or canceled without liability, premium or penalty if written notice is given thirty
         (30) days prior to the effective date of the notice;

                           (ii) each agreement or arrangement of the Delta Companies involving the obligation of any of the Delta Companies to render services subsequent to the date of this Agreement involving payments to the Delta Companies in excess of One Hundred Thousand Dollars ($100,000), with an additional designation of those agreements under which the Sellers believe that there is a reasonable probability that direct costs relating to the contract will exceed revenue by at least Twenty-Five Thousand Dollars ($25,000);

                           (iii) all performance bonds, completion bonds, bid bonds, suretyship agreements and similar instruments and agreements and any letters of credit and related reimbursement agreements issued with respect to the Scheduled Contracts referred to in clauses (i) and (ii) of this Section 3.24;

                           (iv) each agreement for the acquisition or disposition of a material amount of assets (other than inventory or assets procured for customers in the ordinary course of business) and all partnership or joint venture agreements, teaming arrangements or other similar Contracts entered into by the Delta Companies since January 1, 1998 or currently in effect;

                           (v) each agreement, arrangement, contract, commitment or obligation of the Delta Companies restricting or otherwise affecting the ability of the Delta Companies to compete in the Business or otherwise in any jurisdiction subsequent to the date of this Agreement;

                           (vi) all material license or other agreements relating to the use of Intellectual Property Rights that currently remain executory in whole or in part, except any of the foregoing related to the use of generally available computer software;

                           (vii) forms of all standard warranty agreements, product guarantees or indemnity agreements currently in effect with respect to any of the services rendered by the Delta Companies;

                           (viii) all material license, sale, distribution, sales representative, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of products or services that currently remain executory in whole or in part to which the Delta Companies are parties or by which they are otherwise bound;

                           (ix) written contracts and other written agreements with: (A) any individual who is a current or former officer, director, employee or consultant having a remaining term of more than six (6) months from the date hereof that cannot be cancelled on notice of 30 days or less and either (1) providing for an obligation to pay and/or accrue compensation of One Hundred Thousand Dollars ($100,000) or more per annum to such officer, director, employee or consultant, or (2) providing for the payment of fees or other consideration in excess of One Hundred Thousand Dollars ($100,000); or (B) any foreign agent or representative;

                           (x) all contracts relating to, or evidences of, or guarantees of, or providing security for, Debt that is currently outstanding (other than intercompany Debt that is being discharged concurrently with the Closing pursuant to the provisions of Section 7.5);

                           (xi) contracts and other agreements for the purchase or sale of inventory, equipment or services that (A) contain an escalation, renegotiation or redetermination clause and (B) cannot be terminated or canceled without liability, premium or penalty if written notice is given thirty (30) days prior to the effective date of the notice;


                           (xii) contracts and other agreements that currently remain executory in whole or in part and provide for (A) the sale of any assets or properties of any of the Delta Companies other than in the ordinary course of business and for a sale price exceeding One Hundred Thousand Dollars ($100,000) in any one case (or in the aggregate, in the case of any series of related contracts or other agreements) or (B) the grant to any person of any preferential rights to purchase any assets or properties of any of the Delta Companies; and

                           (xiii) all other existing contracts or agreements, not otherwise covered by clauses (i) through (xii), the loss of which would result in a Material Adverse Effect.

                  (b) The Sellers have made true and correct copies of all Scheduled Contracts available to the Buyer or Jacobs. Except as disclosed in
Schedule 3.24, each Scheduled Contract is a legal, valid and binding obligation of the Delta Companies and, to the knowledge of the Sellers, each other party thereto, enforceable against each such party thereto in accordance with its terms, except as such enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as disclosed in Schedule 3.24, there is no existing or asserted material default of any of the Delta Companies under any Scheduled Contract or, to the knowledge of the Sellers, of any other party thereto. Schedule 3.24 sets forth all Required Contractual Consents.

                  (c) Except as set forth on Schedule 3.24, to the knowledge of the Sellers, there is no intent by any party to any Scheduled Contract to terminate or amend the terms thereof or to refuse to renew any such Scheduled Contract that contains a renewal provision that has not yet been exercised, upon expiration of its current term. The Delta Companies are not currently paying liquidated damages in lieu of performance under any Scheduled Contract.

                  (d) Schedule 3.24 also sets forth a complete list, as of October 22, 2001, of all outstanding proposals to customers of the Delta Companies that the Sellers reasonably consider to be active and all proposals currently being prepared for customers of the Delta Companies, in each case involving a contract with estimated contract revenues in excess of Five Hundred Thousand Dollars ($500,000).

         SECTION 3.25. Related Party Transactions. Except as set forth in
Schedule 3.25, and except as described in Sections 3.32 and 3.33, neither Parent, nor McDermott, nor any of the Sellers or the Delta Companies, nor, to the knowledge of the Sellers, any of the officers or directors of any of them (or any family member of any such officer or director), now has or at any time subsequent to January 1, 1998, either directly or indirectly, has had a material interest in:

                  (a) any Person which furnishes or sells or during such period furnished or sold services or products to the Delta Companies or purchases or during such period obtained from the Delta Companies services, or otherwise does or during such period did business with the Delta Companies; or

                  (b) any contract, commitment or agreement to which the Delta Companies are or during such period were parties or under which they are or were obligated or bound or to which any of their properties are or have been subject.

         SECTION 3.26. Real Estate.

                  (a) The Sellers have delivered or otherwise made available to the Buyer or Jacobs and its representatives a complete and accurate list of the following:

                           (i) all real property and interests in real property and the buildings, structures and improvements thereon (the "Owned Property") which any of the Delta Companies own, a list of which is set forth on Schedule 3.26;

                           (ii) all leases (the "Leases") of real property and interests in real property and the buildings, structures and improvements thereon (the "Leased Property" and, together with the Owned Property, the "Facilities") pursuant to which any of the Delta Companies are the lessee, a list of which is set forth on Schedule 3.26;

                           (iii) all contracts or options (and all amendments, extensions and modifications thereto) currently held by any of the Delta Companies, or contractual obligations (and all amendments, extensions and modifications thereto) currently obligating any of the Delta Companies, to purchase or acquire any interest in real property;

                           (iv) all contracts or options (and all amendments, extensions and modifications thereto) currently held by any of the Delta Companies, or contractual obligations (and all amendments, extensions and modifications thereto) currently obligating any of the Delta Companies, to sell or dispose of any interest in real property; and

                           (v) all policies of title insurance issued to the Delta Companies with respect to the Facilities that are currently in effect.

The Facilities are sufficient for the conduct of the Business as it is now being conducted. With respect to all Owned Properties, the Delta Companies have received all required approvals of Governmental Authorities (including, without limitation, any necessary permits and certificates of occupancy or other similar certificates permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are being operated and maintained in accordance with Applicable Laws, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.26, the improvements constructed on the Facilities, including, without limitation, all leasehold improvements situated in or on the Leased Property and owned by the Delta Companies, and all material fixtures and equipment and other material tangible assets owned, leased or used by the Delta Companies at the Facilities are (i) subject to no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, and
(iii) in compliance with all

Applicable Laws, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect. The Owned Property located within the Province of Alberta is located fully within an incorporated city or town within said province and the restrictions on ownership of controlled land contained in the Foreign Ownership of Land Regulations (Alberta) have no application to such Owned Property.

                  (b) Except as set forth in Schedule 3.26, (i) each Lease is, to the knowledge of the Sellers, in full force and effect, (ii) the Delta Companies are not in default in any respect of their respective obligations under any Lease, except for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect, and (iii) none of the Sellers have any knowledge of any restriction or any asserted restriction that does or could reasonably be expected to impair in any material respect the use of any of the Facilities in the Business as now used.

                  (c) Except as set forth in Schedule 3.26, and except for matters disclosed on any policies of title insurance issued to the Delta Companies with respect to the Owned Properties which have been made available to Jacobs, none of the Owned Properties are subject to any Liens, other than Permitted Liens.

         SECTION 3.27. Government Contracting.

                  (a) Except as set forth in Schedule 3.27, (i) none of the Delta Companies and none of their respective directors, officers or employees, and to the knowledge of any of the Sellers, none of the Delta Companies' agents or consultants, is (or for the last five years has been) under administrative, civil or criminal investigation (including as a result of a qui tam or similar action brought under the Civil False Claims Act or any similar foreign, state, territorial, provincial, county or local law, rule or regulation), indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract, bid or proposal with any Governmental Authority or is (or for the last five years has been) in violation of any statute or regulation relative to prohibited practices with respect to contracting with Governmental Authorities;
(ii) none of the Delta Companies has made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract, bid or proposal with any Governmental Authority that has led or would reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in
(i) above or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (b) Except as set forth in Schedule 3.27, none of the Delta Companies and, to the knowledge of the Sellers, none of Delta Companies' respective directors, officers or employees is (or for the last five years has been) suspended or debarred from doing business with any Governmental Authority. None of the Sellers know of any circumstances that would warrant the institution of suspension or debarment proceedings by any Governmental Authority against any of the Delta Companies in the future.

                  (c) Except as set forth in Schedule 3.27, the Delta Companies' cost accounting and procurement systems with respect to any contracts with a Governmental Authority are in compliance with all Applicable Laws, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

         SECTION 3.28. Foreign Corrupt Practices. None of the Delta Companies and no director, officer or employee of any of the Delta Companies, and, to the knowledge of the Sellers, no other Person acting on behalf of any of the Delta Companies, has, directly or indirectly, since January 1, 1996: (a) given or agreed to give any gift or similar benefit to any customer, supplier, governmental official or employee, representative of a political party or other person who is or may be in a position to help or hinder the Delta Companies (or assist the Delta Companies in connection with any actual or proposed transaction) which (i) is in violation of applicable federal, state, territorial, provincial, county, local or foreign law, (ii) for any of the purposes described in Section 162(c) of the Foreign Corrupt Practices Act, or any similar foreign country, state, territorial, provincial, county or local law, rule, regulation or treaty, or (iii) for establishment or maintenance of any concealed fund or concealed bank account; or (b) acted in a manner which would be unlawful under any Applicable Law pertaining to the export or import of technical data, restrictive trade practices or boycotts, or the regulations under any such Applicable Law.

         SECTION 3.29. Relations with Suppliers and Customers. To the knowledge of the Sellers, the Delta Companies' relationships with their respective material customers and suppliers, and the relationships of each such supplier to its suppliers, are good and there are no facts or circumstances of which the Sellers have knowledge that would lead the Sellers to conclude that any such relationship may be in jeopardy.

         SECTION 3.30. Intellectual Property. The Delta Companies own, or are validly licensed or otherwise have the right to use all (i) Canadian, other foreign and United States federal and state patents, trademarks, trade names, service marks and copyright registrations, (ii) Canadian, other foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any Governmental Authority and (vi) inventions, concepts, designs, improvements, original works of authorship, computer programs, know-how, research and development, techniques, modifications to existing copyrightable works of authorship, data and other proprietary and intellectual property rights (whether or not patentable or subject to copyright or trade secret protection), in each case which are used in the Business and are material to the conduct of the Business (collectively, the "Intellectual Property Rights"). There are no outstanding and, to the knowledge of the Sellers, no threatened material disputes or disagreements with the Delta Companies with respect to any Intellectual Property Rights. Set forth on Schedule 3.30 is a list of the Intellectual Property Rights which are used in the Business and are material to the conduct of the Business, other than Intellectual Property Rights related to the use of generally available computer software, indicating which such rights are owned or licensed by the Delta Companies.

         SECTION 3.31. Title to Assets. Except as set forth in Schedule 3.31, each of the Delta Companies has good and valid title to all of the assets (other than real property and Intellectual Property Rights, which are the subjects of Sections 3.26 and 3.30, respectively) purported to be owned by it, whether tangible or intangible. Except as set forth on Schedule 3.31, all such assets are owned by one or more of the Delta Companies free and clear of all liens, other than Permitted Liens.

         SECTION 3.32. Transfer of Stock. Prior to the Closing, one or more of the Delta Companies transferred, sold, conveyed, granted and delivered to Hudson (Canada) (the "Transfer") all of such companies' right, title and interest in the outstanding stock (the "Transferred Stock") that they owned in the following entitles: (i) Trispec Technical Services Ltd., and (ii) Delta Hudson International, Inc. (collectively the "Excluded Entities"). The Transfer was made for good and valuable consideration the adequacy of which was acknowledged by the parties to the Transfer. As of the Closing Date, the Delta Companies are not liable, or subject to, any ongoing costs, liabilities or obligations with respect to the Transferred Stock or any of the Excluded Entities.

         SECTION 3.33. Assumption of Claims. Prior to the Closing, the Delta Companies transferred to the Sellers, and the Sellers assumed and have become responsible for the Seller Assumed Obligations.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

         As an inducement to Parent, McDermott and the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to each of Parent, McDermott and the Sellers as follows:

         SECTION 4.1. Organization and Existence. The Buyer is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby to carry on its business as now being conducted and to own and operate its business now owned and operated. The Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified is not, and would not reasonably be expected to become, material to the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a legal, valid and binding agreement of the Buyer, enforceable against it in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (iii) as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.3. Governmental Authorization. The execution, delivery and performance of this Agreement by the Buyer requires no action by, consent or approval of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of any applicable Foreign Antitrust Law and (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement. To the knowledge of the Buyer, there are no facts relating to the identity or circumstances of the Buyer or any of its Affiliates that would prevent or materially delay obtaining any of the Required Consents.

         SECTION 4.4. Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement does not and will not (i) contravene or conflict with the charter documents of the Buyer, a true, correct and complete copy of which has been delivered to the Sellers by the Buyer, (ii) contravene, conflict with or constitute a default under any material agreement to which the Buyer is a party or to which any of its properties or assets are subject or (iii) assuming compliance with the matters referred to in Section 4.3, violate or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Buyer.

         SECTION 4.5. Litigation. There is no Proceeding pending or, to the knowledge of the Buyer, threatened against, the Buyer before any court or arbitrator or any Governmental Authority, agency or official that in any manner challenges or seeks to prevent, enjoin, rescind, alter or delay the transactions contemplated by this Agreement.

         SECTION 4.6. Finders' Fees. There is no investment banker, broker, finder or similar intermediary which has been retained by or is authorized to act on behalf of the Buyer who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.7. Limitation on Representations and Warranties. The Buyer has not relied, in connection with the transactions contemplated by this Agreement, upon any representation or warranty of or by the Sellers, Parent or McDermott or any of their Affiliates other than the representations and warranties that this Agreement expressly sets forth; and the Buyer acknowledges that neither the Sellers, Parent or McDermott nor any of their Affiliates have made any representations or warranties in connection with the transactions contemplated by this Agreement other than those expressly set forth in Article 3 and Article 5.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND MCDERMOTT

                  As an inducement to Jacobs and the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, each of Parent and McDermott hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to each of Jacobs and the Buyer as follows:

         SECTION 5.1. Organization and Existence. Each of Parent and McDermott is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority to enter into this Agreement and to consummate the transactions that this Agreement contemplates Parent and McDermott will consummate. Each of Parent and McDermott is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified is not, and would not reasonably be expected to become, material to the ability of either Parent or McDermott to consummate the transactions that this Agreement contemplates Parent and McDermott will consummate.

         SECTION 5.2. Corporate Authorization. The execution, delivery and performance of this Agreement by each of Parent and McDermott and the consummation by each of Parent and McDermott of the transactions that this Agreement contemplates Parent and McDermott will consummate are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of each of Parent and McDermott. This Agreement has been duly and validly executed and delivered by each of Parent and McDermott and constitutes a legal, valid and binding agreement of each of Parent and McDermott, enforceable against each of them in accordance with its terms, except
(i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (iii) as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.3. Governmental Authorization. The execution, delivery and performance of this Agreement by Parent and McDermott require no action by, consent or approval of, or filing with, any Governmental Authority other than
(i) compliance with any applicable requirements of any applicable Foreign Antitrust Law and (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement. To the knowledge of either Parent or McDermott, there are no facts relating to the identity or circumstances of Parent and McDermott or any of their Affiliates that would prevent or materially delay obtaining any of the Required Consents.

         SECTION 5.4. Non-Contravention. The execution, delivery and performance by Parent and McDermott of this Agreement do not and will not (i) contravene or conflict with the respective charter documents of Parent and McDermott, (ii) contravene, conflict with or constitute a default under any material agreement to which either Parent or McDermott is a party or to which any of their respective properties or assets are subject or (iii) assuming compliance with the matters referred to in Section 5.3, violate or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to either Parent or McDermott.

         SECTION 5.5. Litigation. There is no Proceeding pending or, to the knowledge of either Parent or McDermott, threatened against, either Parent or McDermott before any court or arbitrator or any Governmental Authority, agency or official that in any manner challenges or seeks to prevent, enjoin, rescind, alter or delay the transactions contemplated by this Agreement.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                                    OF JACOBS

         As an inducement to Parent, McDermott and the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, Jacobs hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to each of Parent, McDermott and the Sellers as follows:

         SECTION 6.1. Organization and Existence. Jacobs is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all power and authority to enter into this Agreement, to consummate the transactions contemplated hereby to carry on its business as now being conducted and to own and operate its business now owned and operated. Jacobs is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified is not, and would not reasonably be expected to become, material to the ability of Jacobs to consummate the transactions contemplated by this Agreement.

         SECTION 6.2. Corporate Authorization. The execution, delivery and performance of this Agreement by Jacobs and the consummation by Jacobs of the transactions contemplated hereby are within its powers and has been duly authorized by all necessary corporate or other action on the part of Jacobs. This Agreement has been duly and validly executed and delivered by Jacobs and constitutes a legal, valid and binding agreement of Jacobs, enforceable against it in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (iii) as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 6.3. Governmental Authorization. The execution, delivery and performance of this Agreement by Jacobs requires no action by, consent or approval of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of any applicable Foreign Antitrust Law and (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement. To the knowledge of Jacobs, there are no facts relating to the identity or circumstances of Jacobs or any of its Affiliates that would prevent or materially delay obtaining any of the Required Consents.

         SECTION 6.4. Non-Contravention. The execution, delivery and performance by Jacobs of this Agreement does not and will not (i) contravene or conflict with the charter documents of Jacobs, a true, correct and complete copy of which has been delivered to the Sellers by Jacobs, (ii) contravene, conflict with or constitute a default under any material agreement to which Jacobs is a party or to which any of its properties or assets are subject or (iii) assuming compliance with the matters referred to in Section 6.3, violate or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Jacobs.

         SECTION 6.5. Litigation. There is no Proceeding pending or, to the knowledge of Jacobs, threatened against, Jacobs before any court or arbitrator or any Governmental Authority, agency or official that in any manner challenges or seeks to prevent, enjoin, rescind, alter or delay the transactions contemplated by this Agreement.

                                    ARTICLE 7

                 COVENANTS OF PARENT, MCDERMOTT AND THE SELLERS

         SECTION 7.1. Use of Names. Notwithstanding anything in this Agreement to the contrary, from and after the Closing, Parent and McDermott shall not use, nor shall they permit any Affiliate of Parent controlled by Parent, any successor to all or part of Parent's business (other than the Buyer and Jacobs) or any other third party to use the trademarks and trade names set forth on
Schedule 7.1. Parent and McDermott agree that promptly, but not later than ninety (90) days following the Closing, they will take all necessary steps to eliminate the names set forth on Schedule 7.1 and variations thereof from the name of any of their Affiliates that they control (except as otherwise provided in Schedule 7.1).

         SECTION 7.2. Noncompetition.

                  (a) As further provided in Section 7.2(b), Parent shall not, directly or indirectly:

                           (i) own, lease, manage, operate or control any Person that engages in any business in Canada that competes with the onshore gas processing and refinery engineering and construction business being conducted in Canada by the Business as of the date hereof, for a period of five years from the Closing Date, except to the extent necessary to meet the obligations with respect to the Seller Assumed Obligations; or

                           (ii) solicit the employment of any Hired Employee for a period of three years from the Closing Date, unless such employee is terminated by the Buyer or the Delta Companies after the Closing Date; provided, however, that Parent and its Affiliates may engage in general employment advertising or solicitation not specifically targeting any Hired Employee and may hire any Hired Employee who responds to such advertising or solicitation or who approaches Parent or any of its Affiliates for employment.

Notwithstanding the foregoing, Parent may, directly or indirectly, own and hold up to 5% of the outstanding capital stock of a competing entity if that class of capital stock is listed on a national stock exchange or included in the Nasdaq National Market.

                  (b) The prohibition in Section 7.2(a) shall apply in all provinces or territories of Canada. Parent agrees that, in connection with the purchase by the Buyer of the Shares, the time and geographic restrictions set forth above are reasonable. Parent agrees that the remedy at law for any breach of this Section 7.2 by Parent will be inadequate and that the Buyer shall be entitled to injunctive relief, or other equitable relief, without the necessity of actual monetary loss being proved, in order that a breach or threatened breach of this Section 7.2 may be effectively enjoined. The Buyer and Parent intend that the unenforceability or invalidity of any term or provision of this Section 7.2 shall not render any other term or provision contained herein unenforceable or invalid. If the activities described in Section 7.2(a) or the period of time or the geographical area covered by this
Section 7.2(b) should be deemed too extensive, then the Buyer and Parent intend that this Section 7.2 be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein) as may be permissible under Applicable Law.

         SECTION 7.3. Resignation of Directors and Officers. On the Closing Date, the Sellers shall cause those directors and officers of the Delta Companies listed on Schedule 7.3 to resign as directors and/or officers of the Delta Companies.

         SECTION 7.4. Parent and McDermott Guaranty. Parent and McDermott, as primary obligors and not as sureties only, irrevocably and unconditionally undertake and guarantee the full, prompt and complete performance by the Sellers of all their obligations under this Agreement, including their post-Closing obligations under this Agreement, and agree with Jacobs and the Buyer that, if the Sellers after the Closing shall default in the performance of any such obligations under this Agreement, Parent and McDermott shall forthwith on demand by Jacobs or the Buyer perform such obligations or cause the Sellers to perform such obligations.

         Each of the foregoing guarantees is a continuing guarantee and shall remain in force until all the obligations (including post-Closing obligations) of the Sellers have been fully performed.

         The obligations of Parent and McDermott under this Section 7.4 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate Parent and McDermott from their obligations or affect such obligations, including, without limitation, and whether or not known to Parent and McDermott:

                  (a) any time indulgence, waiver or consent at any time given to any of the Sellers;

                  (b) any abstention from perfecting or enforcing any right or remedies against any of the Sellers;

                  (c) any legal limitation, disability, incapacity or other circumstances relating to any of the Sellers; and

                  (d) the dissolution, amalgamation, reconstruction or insolvency of any of the Sellers.

         SECTION 7.5. Intercompany Agreements. The Sellers shall cause all agreements and arrangements representing ongoing rights or assets (including accounts and notes receivable) or obligations or liabilities (including accounts and notes payable) between or among any of the Delta Companies, on one hand, and Parent, McDermott, the Sellers or any other direct or indirect subsidiary of Parent (other than any of the Delta Companies), on the other hand, other than any agreement entered into on the Closing Date and delivered pursuant to Article 10, to be terminated or otherwise discharged at or prior to Closing.

         SECTION 7.6. Directors and Officers Insurance. Parent will use commercially reasonable efforts to provide officers' and directors' liability insurance for three years after the Closing in respect of acts or omissions occurring prior to the Closing covering each of the present and former officers and directors of the Delta Companies on terms with respect to coverage and amounts at least as favorable as the coverage and amounts currently provided by Parent's policy, provided that such insurance remains commercially available without a material increase in policy premiums during such three-year period.

                                    ARTICLE 8

                        COVENANTS OF THE BUYER AND JACOBS

         SECTION 8.1. Use of Names. Notwithstanding anything in this Agreement to the contrary, from and after the Closing, neither Jacobs nor the Buyer shall use, nor shall either of them permit any Affiliate of Jacobs controlled by Jacobs (including, without limitation, after the Closing, the Delta Companies), any successor to all or part of their respective businesses or any other third party to use the trademarks and trade names set forth on Schedule 8.1. Jacobs agrees that promptly, but not later than ninety (90) days following the Closing, it will take all necessary steps to eliminate the names on Schedule 8.1 and variations thereof from the name of any of its Affiliates that it controls.

         SECTION 8.2. Employees.

                  (a) The parties intend that there shall be continuity of employment with respect to all employees of the Delta Companies as of the Closing Date (collectively, the "Hired Employees"). The Buyer will recognize any union with which any of the Delta Companies has a collective bargaining agreement and will bargain in good faith the subsequent terms and conditions of employment for employees in any bargaining unit represented by any such union, to the extent required by Applicable Law. The Buyer and Jacobs shall give all Hired Employees credit for their service with the Delta Companies or any of their controlled Affiliates for purposes of eligibility to participate and vesting under any employee benefit plan, policy or arrangement sponsored, maintained or contributed to by Jacobs or any of its controlled Affiliates and for which the Hired Employees are eligible. The Buyer and Jacobs shall also give all Hired Employees credit for their vacation and holiday accumulations. Nothing contained in this Section 8.2 or elsewhere in this Agreement shall be deemed to limit or otherwise affect in any manner any right of the Buyer, Jacobs or any of their Affiliates to terminate the employment of any Hired Employee or to otherwise deal with the employment or compensation of the Hired Employees to the extent not inconsistent with the provisions of this Section 8.2(a).

                  (b) No later than March 31, 2002, Jacobs shall pay or cause to be paid to all Hired Employees who were employed on December 31, 2001 a bonus for the year ended December 31, 2001 at least equal to the bonus such individuals would have earned under the applicable incentive compensation plans sponsored by Parent, McDermott and/or any of the

Delta Companies if the transactions contemplated by this Agreement had not occurred, multiplied by a fraction, the numerator of which is the number of whole and partial months from January 1, 2001 to the Closing Date and the denominator of which is 12.

         SECTION 8.3. Records Retention; Cooperation. Following the Closing, the Buyer shall (i) retain all the books and records of the Delta Companies for not less than seven years following the Closing Date or such longer period of time during which any claim for indemnification pursuant to Article 11 could be made or, if made, remains unresolved, (ii) make those books and records available for inspection and/or copying by the Sellers and their representatives at reasonable times and at the Sellers' expense and (iii) cause the appropriate personnel of the Delta Companies to respond to appropriate inquiries of, and otherwise provide reasonable cooperation to Parent, McDermott and the Sellers to assist them in (A) recording the final settlement of the intercompany account balances being terminated or discharged pursuant to Section 7.5 and the execution and delivery of appropriate release documentation relating thereto and (B) the preparation of financial reports and tax returns that, in either case, reflect the results of or investments in any of the Delta Companies or the Excluded Entities for any period prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific books or records, the Buyer may offer in writing to the Sellers to deliver such books or records to the Sellers and, if such offer is not accepted within 90 days, the offered books or records may be disposed of at any time.

         SECTION 8.4. Agreements in Respect of the Seller Assumed Obligations and Certain Delta Subsidiaries.

                  (a) From and after the Closing, the Sellers will control and have the authority to resolve, in its sole discretion, all actions, claims, causes of action, suits, investigations, inquiries or proceedings relating to any of the Seller Assumed Obligations; provided, however, that the Sellers will not enter into any settlement with respect to any Seller Assumed Obligation that purports to limit the activities of, or otherwise restrict, Jacobs or any of its Affiliates without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Buyer will provide the Sellers with prompt notice of any claim, notice or other communication (and will promptly forward to the Sellers the originals of any written claims or other materials) received by the Buyer or any of the Delta Companies after the Closing with respect to any Seller Assumed Obligation. From and after the Closing, Jacobs, the Buyer and the Delta Companies shall provide the Sellers with such cooperation as the Sellers may reasonably request in the defense of or other response to any action, claim, cause of action, suit, investigation, inquiry or proceeding relating to any of the Seller Assumed Obligations; provided, however, that the Sellers shall pay the reasonable out-of-pocket expenses incurred by Jacobs, the Buyer or any of the Delta Companies in providing such cooperation.

                  (b) As promptly as practicable following the Closing, the Buyer will cause the dissolution of each of 404385 Alberta Ltd., an Alberta corporation, and Catalytic Maintenance Limited, a Cyprus company, to be completed.

         SECTION 8.5. Removal of Guaranties. The Buyer will use its commercially reasonable efforts to ensure that, within 30 days after the Closing Date, either
(i) the outstanding guaranties or other support arrangements by Parent, McDermott or any of their respective Affiliates with respect to any of the Debt listed on Schedule 3.10 (which guaranties and support arrangements are listed on Schedule 8.5) are terminated or (ii) the Debt to which those guaranties or support arrangements relate is retired; provided, however, that if the Buyer is unable to effect the termination of any of those guaranties or support arrangements or the repayment of any of that Debt, the Buyer will indemnify and hold harmless Parent, McDermott and each of their respective Affiliates from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees that any of them may sustain, suffer or incur and that result from or arise out of or relate to any of those guaranties support arrangements or that Debt, as the case may be.

         SECTION 8.6. Jacobs Guaranty. Jacobs, as a primary obligor and not as a surety only, irrevocably and unconditionally undertakes and guarantees the full, prompt and complete performance by the Buyer of all its obligations under this Agreement, including its post-Closing obligations under this Agreement, and agree with the Seller that, if the Buyer after Closing shall default in the performance of any such obligations under this Agreement, Jacobs shall forthwith on demand by Seller perform such obligations or cause the Buyer to perform such obligations.

         This guarantee is a continuing guarantee and shall remain in force until all the obligations (including post-Closing obligations) of the Buyer has been fully performed.

         The obligations of Jacobs under this Section 8.6 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate Jacobs from its obligations or affect such obligations, including, without limitation, and whether or not known to
Jacobs:

                  (a) any time indulgence, waiver or consent at any time given to the Buyer;

                  (b) any abstention from perfecting or enforcing any right or remedies against the Buyer;

                  (c) any legal limitation, disability, incapacity or other circumstances relating to the Buyer; and

                  (d) the dissolution, amalgamation, reconstruction or insolvency of the Buyer.

                                    ARTICLE 9

                                MUTUAL COVENANTS

         The parties hereto agree that:

         SECTION 9.1. Further Assurances. Jacobs, the Buyer and the Sellers shall execute and deliver such other documents, certificates, agreements and other writings, and shall use all commercially reasonable efforts to take, or cause to be taken, such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with appropriate Governmental Authorities), in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 9.2. Publicity. The Buyer and the Sellers will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement and the transactions contemplated thereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except that either party and its Affiliates may issue any such release or make any such public announcement as it determines, in its reasonable discretion, is required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case such party shall, and shall cause its Affiliates to, use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         SECTION 9.3. Section 338 Election. Jacobs (or an Affiliate of Jacobs) may elect to make the election provided by Section 338(g) of the Code (the "Election") in connection with the purchase of the Shares hereunder. If Jacobs (or an Affiliate of Jacobs) elects to make the Election, (a) the Election will be made with respect to each of the Delta Companies for which the Election could be made and (b) Jacobs shall, promptly after filing with the IRS the appropriate form or forms to effect the Election, deliver copies of such form or forms to Parent and McDermott.

                                   ARTICLE 10

                               CLOSING DELIVERIES

         SECTION 10.1. Closing Delivery Obligations of the Sellers. The Sellers shall be obligated to deliver the following documents to the Buyer on the Closing Date:

                  (a) Opinion of counsel to the Sellers, Parent and McDermott, dated as of the Closing Date, substantially in the forms of Exhibits A-1, A-2, A-3 and A-4 hereto;

                  (b) Certificate dated as of the Closing Date and signed on behalf of the Sellers by the President, a Vice President, a Managing Director or an authorized representative of each of the Sellers, to the effect that:

                           (i) The representations and warranties of the Sellers set forth in Article 3 are true and correct as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby); and

                           (ii) The Sellers have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing.

                  (c) Certified copies of each of the Sellers' charter documents and resolutions of the board of directors or other governing body of each of them, in form reasonably satisfactory to the Buyer, approving the execution and delivery of this Agreement and the transactions contemplated hereby;

                  (d) Certified copies of resolutions of the board of directors of McDermott Engineers, in form reasonably satisfactory to the Buyer, approving the transfer of the Shares to the Buyer;

                  (e) The resignations required by Section 7.3;

                  (f) Copies of all Required Governmental Approvals and all Required Contractual Consents obtained by the Sellers;

                  (g) A Software License Agreement, in substantially the form of Exhibit B hereto, executed by J. Ray McDermott, S.A., a Panamanian corporation and Delta Hudson Engineering Ltd., a Canadian corporation;

                  (h) A Support Services Agreement, in substantially the form of Exhibit C hereto, executed by Delta Hudson Engineering Corporation, a Texas corporation;

                  (i) A tax certificate from Delta Holland issued to the Buyer pursuant to Section 116 of the Income Tax Act (Canada); and

                  (j) A Transition Services Agreement, in substantially the form of Exhibit D hereto, executed by McDermott and Delta Hudson Engineering Ltd., a Canadian corporation.

         The form and substance of all certificates, instruments, opinions and other documents delivered to the Buyer under this Section 10.1 shall be reasonably satisfactory to the Buyer.

         SECTION 10.2. Closing Delivery Obligations of the Buyer. The Buyer shall be obligated to deliver the following documents to the Sellers on the Closing Date:

                  (a) Payment of the Purchase Price in accordance with Section 2.2, to be paid by wire transfer in accordance with the instructions set forth on Schedule 10.2;

                  (b) Opinion of counsel to the Buyer and Jacobs, dated the Closing Date, substantially in the form of Exhibit E-1 and Exhibit E-2 hereto;

                  (c) Certificate dated as of the Closing Date and signed on behalf of the Buyer by the Chief Executive Officer or Chief Financial Officer of Jacobs, to the effect that:

                           (i) The representations and warranties of the Buyer set forth in Article 4 are true and correct as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby); and

                           (ii) The Buyer has performed in all material respects all obligations required to be performed by them under this Agreement prior to Closing.

                  (d) Certified copies of the Buyer's charter documents and resolutions of their respective boards of directors, in form reasonably satisfactory to the Sellers, approving the execution and delivery of this Agreement and the transactions contemplated hereby; and

                  (e) Copies of all Required Governmental Approvals and any other consents to be obtained by the Buyer.

         The form and substance of all certificates, instruments, opinions and other documents delivered to the Sellers under this Section 10.2 shall be reasonably satisfactory to the Sellers.

         SECTION 10.3. Closing Delivery Obligations of Parent and McDermott. Parent and McDermott shall be obligated to deliver the following documents to the Buyer on the Closing Date:

                  (a) Certificates dated as of the Closing Date and signed on behalf of Parent or McDermott, as applicable, by its respective President or a Vice President, to the effect that the representations and warranties of Parent or McDermott, as applicable, set forth in Article 5 are true and correct as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby); and

                  (b) Certified copies of the resolutions of the board of directors of Parent and McDermott, in form reasonably satisfactory to the Buyer, approving the execution and delivery of this Agreement and the transactions contemplated hereby.

         The form and substance of all certificates, instruments, opinions and other documents delivered to the Buyer under this Section 10.3 shall be reasonably satisfactory to the Buyer.

         SECTION 10.4. Closing Delivery Obligations of Jacobs. Jacobs shall be obligated to deliver the following documents to the Sellers on the Closing Date:

                  (a) Certificates dated as of the Closing Date and signed on behalf of Jacobs by its respective President or a Vice President, to the effect that the representations and warranties of Jacobs, as applicable, set forth in
Article 6 are true and correct as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby);

                  (b) Certified copies of the resolutions of the board of directors of Jacobs, in form reasonably satisfactory to the Sellers, approving the execution and delivery of this Agreement and the transactions contemplated hereby; and

                  (c) A Support Services Agreement, in substantially the form of Exhibit C, hereto executed by Jacobs.

         The form and substance of all certificates, instruments, opinions and other documents delivered to the Buyer under this Section 10.4 shall be reasonably satisfactory to the Sellers.

                                   ARTICLE 11

                                 INDEMNIFICATION

         SECTION 11.1. Agreement to Indemnify.

                  (a) Subject to all the applicable provisions of this Article 11, the Sellers covenant and agree that they will indemnify each Buyer Indemnitee against, and hold each Buyer Indemnitee harmless from and in respect of, any and all Losses incurred by any Buyer

Indemnitee (i) as a result of, relating to or arising from any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Sellers in this Agreement or (ii) as a result of any Third Party Claim relating to or arising out of (A) the Seller Assumed Obligations,
(B) the prior ownership of any of the Excluded Entities or the Transferred Stock by any of the Delta Companies or (C) the ownership or operation of the business of 404385 Alberta Ltd. ("404385") or Catalytic Maintenance Limited ("CML") prior to the Closing, the liquidation of 404385 into Delta Catalytic Industrial Services Ltd. ("DCIS") in or around 1989 and the dissolution of 404385 and CML after the Closing (including all liabilities of DCIS and 404385 under the Income Tax Act (Canada)), in excess of amounts with respect to such companies reserved on the Delta Companies Pro Forma Balance Sheet.

                  (b) Any indemnification or reimbursement payments to be made to the Buyer Indemnitees by the Sellers pursuant to Section 11.1(a)(i) shall be paid by the Sellers as follows: (i) Hudson (Canada) shall pay for 50.0000042%; and (ii) Delta (Holland) shall pay for 49.9999958%.

                  (c) Subject to all the applicable provisions of this Article 11, the Buyer covenants and agrees that it will indemnify each Seller Indemnitee against, and hold each Seller Indemnitee harmless from and in respect of, any and all Losses incurred by any Seller Indemnitee as a result of, relating to or arising from any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Buyer in this Agreement.

                  (d) Subject to all the applicable provisions of this Article 11, Parent and McDermott covenant and agree that they, jointly and severally, will indemnify each Buyer Indemnitee against, and hold each Buyer Indemnitee harmless from and in respect of, any and all Losses incurred by any Buyer Indemnitee as a result of, relating to or arising from any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by Parent or McDermott in this Agreement.

                  (e) Subject to all the applicable provisions of this Article 11, Jacobs covenants and agrees that it will indemnify each Seller Indemnitee against, and hold each Seller Indemnitee harmless from and in respect of, any and all Losses incurred by any Seller Indemnitee as a result of, relating to or arising from any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by Jacobs in this Agreement.

                  (f) The indemnification provided for in Section 11.1 shall not apply unless and until the aggregate Losses for which one or more Buyer Indemnitees or Seller Indemnitees, as the case may be, seeks or has sought indemnification hereunder exceeds a cumulative aggregate (without duplication) of One Million Dollars ($1,000,000) (the "Floor"), in which event the Indemnifying Party shall be liable to the Buyer Indemnitees or the Seller Indemnitees, as the case may be, for the amount of the Losses that exceeds the Floor; provided, however, in no event shall the aggregate liability of (i) Parent, McDermott and the Sellers, on the one hand and (ii) the Buyer and Jacobs, on the other hand, for Losses under this Section 11.1 exceed Twenty Million Dollars ($20,000,000) (the "Cap"); provided, however, that the Floor and the Cap shall not be applicable to indemnification sought by Buyer Indemnitees under Section 11.1(a)(ii).

                  (g) Notwithstanding any other provision of this Agreement, no Indemnified Party shall be entitled to any consequential damages (including any loss of earnings or profits) to the extent such damages are indirect, speculative, contingent or future (including, without limitation, damages that arise out of, relate to or result from any (i) loss of earnings or profits from collateral or ancillary transactions, (ii) loss of use of any asset, (iii) loss of business or reputation, (iv) loss of business opportunity, (v) loss of management or employee productivity, (vi) wage or salary increase or other inflationary cost of labor, (vii) increase in the cost of funding or (viii) corporate overhead) or to any exemplary, punitive, special or treble damages (collectively, the "Excluded Losses") suffered by an Indemnified Party; provided, however, that an Indemnified Party shall be entitled to recover Excluded Losses if and to the extent the Excluded Losses (i) were incurred by a third party and are the subject of a Third Party Claim asserted by that third party after the Closing Date and (ii) are otherwise recoverable as Losses pursuant to this Article 11, provided that such recovery shall be limited (A) to the extent those Excluded Losses exceed the associated reserves, if any, reflected on the Delta Companies Pro Forma Balance Sheet and (B) as otherwise provided in this Article 11. Subject to the exception set forth herein, each of the Buyer and Jacobs hereby releases each of Parent, McDermott and each of the Sellers, and each of Parent, McDermott and each of the Sellers hereby releases each of the Buyer and Jacobs, in each case to the fullest extent permitted by Applicable Law, from liability for any Excluded Losses.

                  (h) The amount of any Losses as to which indemnification is provided under this Agreement to the Buyer Indemnitees shall be reduced by: (i) the amount recovered or recoverable by any of them under any applicable insurance coverage: (A) maintained at the time of the Closing by any of the Delta Companies (the "Delta Coverages") and thereafter continued (including being continued through policy extensions or renewals or through the purchase of new or replacement policies by any of the Delta Companies or any of their affiliates); provided, however, that the amount of any reduction pursuant to this clause (i)(A) shall not exceed the applicable coverage limits in effect as of the Closing Date; or (B) purchased by the Delta Companies, Jacobs or its Affiliates as extended reporting period policies covering pre-Closing errors and omissions of the Delta Companies (net of deductibles and incidental expenses resulting therefrom); (ii) the amount, if any, actually recovered by any of them under any applicable insurance coverage maintained at the time of the Closing on behalf of the Delta Companies by McDermott or any of its Affiliates (the "McDermott Coverages"); and (iii) the amount (but without duplicating amounts under clause (i)), that in the event any of the Delta Coverages are not continued or are modified to reduce their scope after the Closing, that would have been recoverable by any of them under such Delta Coverages, had such discontinuation or modification not occurred (net of deductibles existing prior to such discontinuation or modification), unless any such coverage was discontinued or modified because either (A) the Buyer was not able through commercially reasonable efforts to continue or to not modify such coverage or
(B) such coverage was not commercially available to Buyer without material increase in the policy premiums applicable to the Delta Coverages as a whole; provided, however, that the foregoing provisions of clauses (i) and (iii) shall not apply to any insurance proceeds that would have been recoverable under the Delta Coverages as a result of any claim made, or incident occurring, prior to the Closing and as to which the Delta Companies have failed to file a claim properly under such insurance policy or otherwise have failed to comply with the policy terms and conditions prior to the Closing, if, as a result of that failure, those proceeds are not recoverable.

                  (i) The right to indemnification under this Article 11 will not be affected by any investigation conducted, or any knowledge acquired (or capable of being acquired), by the party seeking such indemnification.

         SECTION 11.2. Survival of Representations, Warranties and Covenants; Exclusive Remedy.

                  (a) All representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall terminate and expire on November 15, 2003, except that:

                           (i) the covenants contained in this Agreement which by their terms shall be performed after the Closing Date shall survive the Closing and not expire unless otherwise provided in this Agreement, including, without limitation, in this Section 11.2(a); provided, however, that obligations of the Indemnifying Parties set forth in this
         Article 11 shall be limited to the obligations to provide indemnity only in respect of claims for indemnification for which written notice as provided in Section 11.3 has been given by a Buyer Indemnitee or Seller Indemnitee prior to expiration, as provided in this Section 11.2(a), of the representations, warranties, covenants, agreements and obligations upon which such claims for indemnification are based;

                           (ii) the representations and warranties of the Sellers set forth in Section 3.21 shall survive the Closing and expire on the fifth anniversary of the Closing Date; and

                           (iii) each of the following representations and warranties shall survive the Closing and shall expire thirty (30) days after the expiration of all applicable statutes of limitations, including extensions thereof:

                                    (A) the representations and warranties of
                  the Sellers set forth in Sections 3.1, 3.5, 3.7 and 3.18;

                                    (B) the representations and warranties of
                  the Buyer set forth in Sections 4.2, 4.3 and 4.4, of the Parent and McDermott set forth in Sections 5.2, 5.3 and 5.4 and of Jacobs set forth in Sections 6.2, 6.3 and 6.4; and

                                    (C) any claim of any Buyer Indemnitee or
                  Seller Indemnitee in respect of any breach of any representation or warranty made in this Agreement arising out of fraud.

                  (b) After the Closing, the right to indemnification set forth in this Article 11 (subject to all limitations provided for herein) shall be the sole and exclusive remedy of the parties and all Indemnified Parties under or by reason of this Agreement (including for any breach of any representation, warranty, covenant or agreement set forth in this Agreement), other than injunctive relief with respect to the breach of a covenant or agreement set forth herein, and each party covenants and agrees not to seek or assert any other remedy, other than injunctive relief with respect to the breach of a covenant or agreement set forth herein, following the Closing. Notwithstanding anything herein to the contrary, indemnification for any claim for which written notice as provided in Section
11.3 has been timely given prior to the expiration of the representation, warranty, covenant, agreement or obligation upon which such claim is based as provided herein shall not expire, and such claim for indemnification may be pursued, until the final resolution of such claim in accordance with Section 11.3.

         SECTION 11.3. Notice and Procedure. All claims for indemnification by any Indemnified Party against an Indemnifying Party under this Article 11 shall be asserted and resolved as follows:

                           (a)(i) If any claim or demand for which an Indemnifying Party would be liable for Losses to an Indemnified Party is alleged or asserted by a Person other than any Buyer Indemnitee or any Seller Indemnitee (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, together with a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim. Except as provided in
         Section 11.2, if the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party promptly after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim, if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been irreparably prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within 15 days after receipt of the Claim Notice (the "Notice Period") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against the Third Party Claim.

                           (ii) If the Indemnifying Party notifies the
         Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party, and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim; provided, however, that the Indemnifying Party will not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party without the prior consent of that Indemnified Party. The Indemnifying Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party may file until the expiration of the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and that is not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that the Indemnified Party shall endeavor, if practicable, to provide the Indemnifying Party with advance notice of its intention to file any such motion, answer or other pleading, and an opportunity to comment with respect thereto, and except as provided in Section 11.3(a)(iii), if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); provided, further, however, that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this Section 11.3(a)(ii) and, except as provided in the immediately preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, if
         (A) the named parties to any such action (including any impleaded parties, include both the Indemnifying Party and any Indemnified Party and (B) such Indemnified Party has been advised by counsel that representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, such Indemnified Party shall have the right to defend the claim against it and, in connection with that defense, employ counsel at the expense of the Indemnifying Party. In such case, it is understood that the Indemnifying Parties shall, in connection with any action or separate but substantially similar or related actions in the same jurisdiction or arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to appropriate local counsel) at any time for all Indemnified Parties.

                           (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof.

                           (iv) Notwithstanding Section 11.3(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to Section 11.3(c) in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to
         Section 11.3(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all such costs and expenses. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to Section 11.3(a)(iii), but the Indemnifying

         Party will bear its own costs and expenses with respect thereto if such participation is not at the request of the Indemnified Party.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such Person's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within 30 days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder.

                  (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within 60 days following receipt of the Claim Notice or Indemnity Notice and, if such dispute is not resolved through negotiations during such 60-day period, it may be resolved through appropriate proceedings in accordance with the provisions of Section 12.8.

         SECTION 11.4. Treatment of Indemnity Payments. All indemnity payments made under this Agreement shall be treated by the parties for all Tax purposes as adjustments to the Purchase Price.

         SECTION 11.5. Subrogation. If an Indemnifying Party makes any payment under this Article 11 in respect of any Losses, the Indemnifying Party shall be subrogated, to the extent of such payment, to any and all rights of the Indemnified Party against any insurer or other Person with respect to such Losses. The Indemnified Party shall execute any required documents or instruments, serve as a named plaintiff, or take any other similar steps necessary to effectuate such subrogation.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to Jacobs or the Buyer, to:

                                            c/o Jacobs Engineering Group Inc.
                                            1111 S. Arroyo Parkway
                                            Pasadena, California  91105
                                            (for personal delivery
                                            and overnight courier)
                                            P.O. Box 7084
                                            Pasadena, California  91109-7084
                                            (for United States mail)
                                            Attn:  President
                                            Facsimile:  (626) 578-6837

         with a copy to:

                                            Gibson, Dunn & Crutcher LLP
                                            333 South Grand Avenue
                                            Los Angeles, California 90071-3197
                                            Attention:  Peter F. Ziegler, Esq.
                                            Facsimile: (213) 229-6595

         if to any of the Sellers,
         Parent or McDermott, to:

                                            c/o McDermott International, Inc.
                                            1450 Poydras
                                            New Orleans, Louisiana 70112-6050
                                            Attention:  General Counsel
                                            Facsimile:  (504) 587-5657

         with a copy to:

                                            Baker Botts L.L.P.
                                            One Shell Plaza
                                            Houston, Texas 77002-4995
                                            Attention:  Ted W. Paris, Esq.
                                            Facsimile:  (713) 229-1522

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties specified in this Section 12.1 (or at such other address as such party may designate by written notice to the other parties in accordance with this Section 12.1).

         SECTION 12.2.  Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 12.3. Expenses. Except as otherwise provided for herein, all costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. Without limiting the generality of the immediately preceding sentence, (i) the fees, costs and expenses of the accountants, attorneys and other financial advisors to the Sellers in connection with the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement shall be borne by the Sellers, and none of such fees, costs or expenses shall be paid by the Delta Companies and (ii) the Sellers shall pay all stamp, documentary, sales, use, transfer, value added and other similar Taxes resulting from the transfer of the Shares.

         SECTION 12.4. Entire Agreement/No Third Party Beneficiaries. This Agreement (including the Schedules and Exhibits referred to herein (which are hereby incorporated by reference) and the other agreements executed concurrently herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, expressed or implied, between the parties with respect to the subject matter of this Agreement. Except as specifically provided in Article 11 with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee or former employee of the Delta Companies, the Sellers, the Buyer or any Affiliate thereof (including any beneficiary or dependent thereof).

         SECTION 12.5. Further Assurances. Each of the parties agrees to cooperate fully in the effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

         SECTION 12.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (except by operation of law) without the prior written consent of the other parties hereto.

         SECTION 12.7. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to any choice or conflicts of law provision or rule thereof that would result in the application of the laws of any other jurisdiction.

         SECTION 12.8. Consent to Jurisdiction; Waiver of Jury Trial . Each party hereto, by its execution hereof, hereby (i) irrevocably submits to the jurisdiction of the United States District Court located in the Southern District of Texas for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise) or other proceeding (each a "Proceeding") between or among any or all of Parent, McDermott and the Sellers, on one hand, and either or both of Jacobs and the Buyer, on the other hand, arising out of or based on this Agreement or relating to any of the transactions contemplated hereby, (ii) waives any objection to venue with respect thereto, (iii) agrees that all claims in respect of any such Proceeding shall be heard and determined in such court and that such court shall have exclusive jurisdiction over any such claim or Proceeding, (iv) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert by way of motion, as a defense or otherwise, in any such Proceeding that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in the above-named court is improper, or that this Agreement or any provision hereof may not be enforced in or by such court, and (v) agrees not to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than the above-named court, whether on the grounds of inconvenient forum or otherwise. Each of the parties hereby consents to service of process in any such Proceeding in any manner permitted by Texas law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.1 is reasonably calculated to give actual notice. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO, BY ITS EXECUTION HEREOF, HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) OR OTHER PROCEEDING between or among any OR ALL of THE Parent, McDermott and the Sellers, on ONE hand, and either or both of JACOBS AND the Buyer, on the other hand, ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 12.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 12.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order


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
that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         SECTION 12.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.12. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to," or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof. As used in this Agreement, the words "herein," "hereof" and "hereunder," and words of similar import refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Schedule" and "Exhibit" refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified. The phrase "to the knowledge of the Sellers" or phrases with similar wording, when used in this Agreement to qualify any representation or warranty contained in Article 3, means the collective actual knowledge of the Persons listed on Schedule 12.12.

                           [signature page(s) follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                           McDERMOTT INTERNATIONAL, INC.




                                           By:      /s/ BRUCE F. LONGAKER
                                                    ---------------------
                                                    Bruce F. Longaker
                                                    Executive Vice President and
                                                    Chief Financial Officer




                                           McDERMOTT INCORPORATED




                                           By:      /s/ BRUCE F. LONGAKER
                                                    ---------------------
                                                    Bruce F. Longaker
                                                    Executive Vice President and
                                                    Chief Financial Officer




                                           HUDSON ENGINEERING (CANADA) LTD.




                                           By:      /s/ BRUCE F. LONGAKER
                                                    ---------------------
                                                    Bruce F. Longaker
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                      DELTA CATALYTIC (HOLLAND) B.V


                                      By: /s/ THOMAS A. HENZLER
                                         ---------------------------------------
                                          Thomas A. Henzler
                                          Managing Director and Attorney-in-Fact

                                      JACOBS ENGINEERING GROUP INC.


                                      By: /s/ JOHN W. PROSSER, JR.
                                         ---------------------------------------
                                          John W. Prosser, Jr.
                                          Senior Vice President, Finance and
                                          Administration




                                      JACOBS CANADA INC.


                                      By: /s/ JOHN W. PROSSER, JR.
                                         ---------------------------------------
                                          John W. Prosser, Jr.
                                          Treasurer














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